UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DIGIMARC CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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DIGIMARC CORPORATION

9405 S.W. Gemini Drive

Beaverton, Oregon 97008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2010

To the Stockholders of Digimarc Corporation:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Digimarc Corporation, a Delaware corporation (“Digimarc” or “the Company”), will be held on Friday, April 30, 2010 at the headquarters of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, at 11:00 a.m., local time. The purposes of the Annual Meeting will be:

1.	Election of Directors. To elect five directors for a term of one year (Proposal No. 1);

2.	Approval of a Change in the Company’s State of Incorporation from Delaware to Oregon. To approve a change in the state of incorporation from Delaware to Oregon by means of a merger of the Company into a newly formed, wholly owned Oregon subsidiary and the terms of the agreement related thereto (Proposal No. 2);

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal No. 3); and

4.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on March 2, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are making our proxy materials available to our stockholders over the Internet. You may read, print and download our annual report and proxy statement at the Investor Relations section of our website at www.digimarc.com/investors. On or about March 16, 2010, we will mail our stockholders a notice containing instructions on how to access our 2010 proxy statement and 2009 annual report to stockholders via the Internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual materials electronically.

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares as directed in the proxy card for the Annual Meeting as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you subsequently decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Robert P. Chamness

Secretary

Beaverton, Oregon

March 16, 2010

DIGIMARC CORPORATION

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

General Information

The Board of Directors of Digimarc Corporation, a Delaware corporation (“Digimarc,” “we” or “our”), is soliciting proxies to be used at the annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, April 30, 2010, at 11:00 a.m., local time, at our headquarters, located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, and any adjournment or postponement of the Annual Meeting. We expect to provide notice of, and electronic access to, our 2009 annual report to stockholders, this proxy statement and the form of proxy, on or about March 16, 2010. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting by the proxy holders designated on the proxy.

The Board has fixed the close of business on March 2, 2010 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 7,303,634 shares of our common stock, $0.001 par value per share, were outstanding and entitled to vote at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. There must be a quorum for the Annual Meeting to be held. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy. Our Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting.

This is the second annual meeting of stockholders of Digimarc Corporation. We became an independent company upon the distribution of our common stock to a trust for the benefit of the stockholders of the former Digimarc Corporation (“Old Digimarc”), our former parent company, on August 1, 2008 (the “Spin-Off”).

Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Our proxy materials include this proxy statement and our annual report to stockholders for the year ended December 31, 2009, which includes our Form 10-K and audited financial statements. If you requested a printed version of our proxy materials, these materials also include the proxy card for the Annual Meeting.

Revocability of Proxy

You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

•	delivering to Digimarc (to the attention of Robert P. Chamness, our Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the Annual Meeting and voting in person.

Solicitation

Digimarc will bear the cost of soliciting proxies. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding these materials. We may also retain the services of a proxy solicitation or information agent and/or mailing service to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries, for which we would not pay more than $10,000.

Vote Required: Treatment of Abstentions and Broker Non-Votes

Directors are elected by a plurality of the votes cast, provided that a majority of the shares of common stock are present or represented and entitled to vote at the Annual Meeting. The five candidates who receive the greatest number of votes will be elected directors.

Approval of a change in the state of incorporation from Delaware to Oregon requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting.

The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

Abstentions are shares that abstain from voting on a particular matter. Under the Delaware General Corporation Law, abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting. Abstentions have no effect on Proposal No. 1, the election of directors. Because approval of Proposal No. 2, a change in the state of incorporation from Delaware to Oregon, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote at the Annual Meeting, abstentions have the same effect as negative votes on Proposal No. 2. Because abstentions will be included in tabulations of the shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 3, the ratification of the selection of our independent registered public accounting firm.

Broker non-votes occur when shares are held in “street name” by brokers or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote those shares on a particular matter. Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes have no effect on Proposal No. 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes will have the same effect as a vote against Proposal No. 2, the approval of the proposal to change the state of incorporation from Delaware to Oregon. Broker non-votes have no effect on Proposal No. 3, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal.

Shares held through a broker or other nominee who is a New York Stock Exchange member organization will only be voted in favor of the director nominees and in favor of Proposal No. 2, the approval of the proposal to change the state of incorporation from Delaware to Oregon, if the stockholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

Principal Executive Offices of Digimarc

Our principal executive offices are located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

ELECTION OF DIRECTORS

(Proposal No. 1)

Our bylaws authorize the number of directors to be set by resolution of the Board of Directors. Our Board of Directors has fixed the number of directors at five. Five directors are to be elected by the holders of common stock at the Annual Meeting. These directors will each serve a one-year term that will expire at the 2011 annual meeting of stockholders, or until a successor has been elected and qualified. The proxy holders named in the accompanying proxy or their substitutes will vote the proxy at the Annual Meeting or any adjournment or postponement of the Annual Meeting for the election of the five nominees as directors unless the stockholder of record instructs that authority to vote is withheld. Shares held through a broker or other nominee who is a New York Stock Exchange member organization will only be voted in favor of the director nominees if the stockholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

There are no arrangements or understandings between any director or executive officer and any other person pursuant to which the officer or director is or was to be selected as a director or officer. There is no family relationship between any director and any executive officer of Digimarc.

Director Nominees

	Age	Director Since
Nominees:
Bruce Davis	57	2008
William J. Miller	64	2008
James T. Richardson	62	2008
Peter W. Smith	76	2008
Bernard Whitney	53	2008

The Board of Directors believes that our current directors, as a whole, provide the diversity of experience and skills necessary for a well-functioning board. All of our directors have substantial senior executive level experience. The Board of Directors values highly the ability of individual directors to contribute to a constructive board environment and the board believes that the current board members, collectively, perform in such a manner. Set forth below is a more complete description of each director’s background, professional experiences, qualifications and skills.

Bruce Davis was elected Chairman of the Board of Directors on June 18, 2008, and was named our Chief Executive Officer on June 18, 2008, having served Old Digimarc as its Chief Executive Officer since 2001 and a director since December 1997, as the Old Digimarc’s chairman of the Board of Directors since May 2002, and as its President from December 1997 through May 2001. Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

Mr. Davis brings strategic, operational and transactional expertise to the Board of Directors. He has broad technological and market knowledge, establishes the strategic direction for the company, has over 12 years of Digimarc executive leadership experience, has been an architect of the company’s intellectual property portfolio, and had about 18 years of broad-based entrepreneurial, start-up, legal and CEO experience prior to joining Digimarc. For more information on Mr. Davis’ background and experiences, please see the biographical information posted on our website at www.digimarc.com on the About Digimarc, Executive Team page.

William J. Miller was elected to our Board of Directors in July 2008, and has served as Chair of the Compensation Committee since that time. Mr. Miller is a retired corporate executive with 37 years of experience in the high technology and legal sectors, and has, since 1999, served as an independent director and consultant. He serves as a member of the Board of Directors for each of the following companies: Nvidia Corp

(Nasdaq: NVDA), a provider of graphics processing units, media and communications processors, wireless media processors, and related software for personal computers, handheld devices, and consumer electronics platforms; Waters Corporation (NYSE: WAT), a manufacturer of analytical instruments; and Glu Mobile Inc. (Nasdaq: GLUU), a global publisher of mobile games. He previously served as a director of Overland Storage, Inc. (Nasdaq: OVRL), a supplier of data storage products from 2006-2009, and of Viewsonic Corporation from 2004-2008. Mr. Miller received a B.A. in speech communication from the University of Minnesota and a J.D. from the University of Minnesota.

Mr. Miller brings public company executive, management, financial, compensation and industry expertise to the Board of Directors, particularly in the high technology hardware, software and services areas and in the corporate and intellectual property legal areas. Prior to joining our Board, Mr. Miller served in a variety of senior executive capacities for Control Data Corp, a supplier of computer hardware, software and services, as chairman and CEO of Quantum Corp, a developer of storage technology, as chairman and CEO of Avid Technology, a leader in digital media creation tools for film, video, audio, animation, games, and broadcast professionals, and as Audit Chair of Nvidia Corp. These experiences are particularly germane to strategic formulation in the traditional and digital media markets, licensing activities, transactional and operational initiatives of the company.

James T. Richardson was elected to our Board of Directors in July 2008, and has served as Lead Director since that time. Mr. Richardson is a director of and consultant to companies in the high-technology sector. Mr. Richardson serves as a director (and former chairman of the board of directors) of FEI Company (Nasdaq: FEIC), a diversified scientific instruments company, a director of Epicor Software Corporation (Nasdaq: EPIC), a provider of business software solutions to the manufacturing, distribution, service, retail, and hospitality industries, and as a director and audit committee chair of Tripwire, Inc., a Portland, Oregon-based network security company. He previously served as a director of Plumtree Software, Inc. (Nasdaq: PLUM) from 2003 to 2005. Mr. Richardson received a B.A. in finance and accounting from Lewis and Clark College, an M.B.A. from the University of Portland, and a J.D. from Lewis and Clark Law School, and is a licensed C.P.A. and attorney in Oregon.

Mr. Richardson provides the local business community perspective, and brings public company operational, financial, legal and industry expertise to the Board of Directors, particularly in the high technology and financial areas. Prior to joining our Board, Mr. Richardson served as chief financial officer and chief administrative officer for five global technology companies ranging in size from $20 million to $300 million in annual revenue, including as senior vice president and chief financial officer at WebTrends Corporation , senior vice president—corporate operations and chief financial officer at Network General Corporation, vice president finance and administration and chief financial officer at Logic Modeling Corp., and vice president finance and administration and chief financial officer at Advanced Logic Research, Inc. These experiences are particularly germane to the strategic and operational oversight, transactional and risk analysis, and legal and financial initiatives of the company.

Peter W. Smith was elected to our Board of Directors in July 2008, and has served as Chair of the Governance and Nominating Committee since that time. Mr. Smith began his career as an engineer with Philips Electrical Industries in Australia and since then he has worked in executive and technical positions with a number of companies, from start-ups to major international organizations in six different countries. Mr. Smith had an 18 year career in a number of roles at News Corporation, where he was responsible for the construction and commissioning of several major new ventures, acted as technology co-coordinator, served as a director on the boards of various News Corporation subsidiary companies and finally acted as technology and strategic advisor to its Chairman and Board of Directors. He retired as a corporate executive in February 2000 and since then has served as a consultant to various other companies. Mr. Smith received a B.Sc. and a B.E. with first class honors from the University of Sydney.

Mr. Smith brings large global public company executive, operational, governance, strategic, technology and industry expertise to the Board of Directors, particularly in the IT, deployment services, communications, and media and entertainment areas. During his career with News Corporation, Mr. Smith’s roles included general manager, New Technology for News Ltd Australia, president of News Technology for News America, and executive vice president, television, and director, technology, for News International (UK). News Ltd., News Technology and News International (UK) are affiliated divisions and companies of News Corporation, an international media and entertainment company. These experiences are particularly germane to strategy formation and initiatives for a large segment of our market, customer and licensee initiatives and the services work of the company.

Bernard Whitney was elected to our Board of Directors in July 2008, and has served as Chair of the Audit Committee since that time. Mr. Whitney is a retired corporate executive with twenty-eight years of experience in the high technology and finance sectors, and since 2002 has served as an independent director and consultant. He currently serves as a director for a number of private and non-profit entities. He previously served as a director and audit committee chair of Plumtree Software, Inc. (Nasdaq: PLUM) from 2000 to 2005. Mr. Whitney received a B.S. in business administration, majoring in finance, from California State University Chico, and a masters degree in business administration from San Jose State University.

Mr. Whitney brings public company financial, operational, and industry expertise to the Board of Directors, particularly in the high technology and financial areas. Prior to joining our Board, Mr. Whitney was vice president and chief financial officer of Handspring, Inc, a handheld computer and wireless communications manufacturer, executive vice president and chief financial officer of Sanmina Corporation, a high-end data com and telecom manufacturer, vice president of finance & manufacturing operations and corporate controller of Network General Corporation, a developer of network management software, and served in a number of senior financial management positions at Conner Peripherals, Inc., a disk and tape drive manufacturer, and as a financial analyst and accountant at Friden Alcatel, an electronic office equipment supplier, and Randtron Systems, an electronic antenna systems manufacturer. These experiences are particularly germane to the financial performance, audit, reporting, internal control and risk assessment activities of the company.

Determination of Independence

Our Board of Directors believes that maintaining a strong, independent group of directors is important for good governance, and all but one of our directors qualify as independent. The Board of Directors has determined that each of Messrs. Miller, Richardson, Smith, and Whitney, collectively representing a majority of the members of our Board of Directors, is “independent” as that term is defined by Nasdaq Listing Rule 5605. There were no related person transactions involving any of the independent directors of Digimarc considered by the Board of Directors in connection with the determination of whether any particular director is independent.

Vote Required

If a quorum is present, the five candidates receiving the highest number of affirmative votes present or represented and voting on this proposal at the Annual Meeting will be elected to the Board of Directors. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the election of directors once a quorum is established.

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

APPROVAL OF PROPOSAL TO CHANGE THE COMPANY’S STATE OF INCORPORATION

FROM DELAWARE TO OREGON BY MEANS OF A MERGER OF THE COMPANY INTO A NEWLY FORMED, WHOLLY OWNED OREGON SUBSIDIARY AND THE TERMS OF THE AGREEMENT RELATED THERETO

(Proposal No. 2)

Vote Required

At the annual meeting, stockholders will consider and vote upon a proposal (the “Reincorporation Proposal”) to change the state of incorporation of the Company from Delaware to Oregon (the “Reincorporation”) by adoption of the Agreement and Plan of Merger (the “Merger Agreement”), attached as Appendix A to this Proxy Statement. If a quorum is present, the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting will be required to approve the proposal to change the state of incorporation from Delaware to Oregon. Abstentions and broker non-votes will have the effect of a vote “against” approval of the proposal to change the state of incorporation from Delaware to Oregon.

The Merger Agreement provides for the merger (the “Merger”) of the Company into Digimarc Oregon Corporation (“Digimarc Oregon”). Digimarc Oregon is a wholly owned subsidiary of the Company formed under the laws of Oregon solely for the purpose of reincorporating the Company in Oregon.

Prior to the Merger, Digimarc Oregon will have no operating history, assets, or liabilities. At the Effective Time of the Merger (as defined in the Merger Agreement), the name of Digimarc Oregon will be changed to “Digimarc Corporation.” After the Effective Time, the Company will be governed by the articles of incorporation and bylaws of Digimarc Oregon, which are substantially similar to the governing documents of the Company, except as described in this proxy statement. The Merger will not change the business or management of the Company. The following discussion summarizes key aspects of the Reincorporation Proposal. This summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement attached as Appendix A, Digimarc Oregon’s articles of incorporation (the “Articles of Incorporation”), attached as Appendix B, and Digimarc Oregon’s bylaws (the “Bylaws”), attached as Appendix C.

General

The proposed Reincorporation will be accomplished by merging the Company into Digimarc Oregon, with Digimarc Oregon surviving. Concurrent with the merger, Digimarc Oregon will amend its Articles of Incorporation to change its name from Digimarc Oregon Corporation to Digimarc Corporation.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Common Stock (“Common Stock”) of the Company, will automatically be converted into one share of Common Stock of Digimarc Oregon, and each outstanding share of Series A Redeemable Nonvoting Preferred Stock (“Series A Preferred Stock”) of the Company, will automatically be converted into one share of Series A Preferred Stock of Digimarc Oregon. Each outstanding certificate representing shares of the Company’s Common Stock will continue to represent the same number of shares of Common Stock of Digimarc Oregon, and each outstanding certificate representing shares of Series A Preferred Stock of the Company will continue to represent the same number of shares of Series A Preferred Stock of Digimarc Oregon. It will not be necessary for stockholders to exchange existing Delaware stock certificates for Oregon stock certificates.

Approval of the Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes described in this Proxy Statement. Reincorporation of the Company will not, in and of itself, result in any change in the name, business, management, or location of the principal executive offices, assets or liabilities of the Company. The Digimarc Oregon Board of Directors will consist of the same individuals who presently serve as directors of the Company. Each of the officers of Digimarc Oregon is now serving as an officer of the Company. The Company’s 2008 Incentive Plan and Equity Compensation Program for Nonemployee Directors under the Digimarc Corporation 2008 Incentive Plan (the “Plans”) will be continued by Digimarc Oregon, and each option or other right to purchase the Company’s Common Stock issued pursuant to the Plans will automatically be converted into an option or right to purchase the same number of shares of Common Stock of Digimarc Oregon, upon the same terms and subject to the same conditions as set forth in the Plans.

The Company’s other employee benefit plans and arrangements will be continued by Digimarc Oregon upon the terms and subject to the conditions now in effect. In addition, Digimarc Oregon will assume the Company’s Rights Agreement, and the purchase rights issued and issuable under that agreement will become exercisable for shares of Digimarc Oregon Series R Participating Cumulative Preferred Stock.

The Company’s Common Stock will continue to be traded on the Nasdaq Global Market without interruption under the same symbol (DMRC) as at present. Delivery of Company Common Stock certificates will continue to constitute “good delivery” for transactions following the Merger. Digimarc Oregon will succeed to all the assets and liabilities of the Company. The stated purposes of Digimarc Oregon, as set forth in its Articles of Incorporation, will permit the Company in the future to enter into any lawful business activity, with such power and authority as is equivalent to the Company’s current status under the Delaware General Corporation Law (“DGCL”) and the Company’s current Restated Certificate of Incorporation. The Reincorporation will not change the financial condition of the Company and will involve only the Company and a wholly owned subsidiary of the Company formed for the sole purpose of the Reincorporation. If stockholders approve the Reincorporation Proposal, the Reincorporation will be completed at a time that the Boards of Directors of the Company and Digimarc Oregon determine is advisable. The Merger will take effect on the date upon which the Merger Agreement is filed with the offices of the Secretaries of State of the states of Oregon and Delaware, which filing is anticipated to be as soon as practicable after approval of the Merger Agreement by the Company’s stockholders. Approval of the Reincorporation Proposal requires the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock.

Purposes of the Reincorporation

The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company’s state of incorporation from Delaware to Oregon. Operating as an Oregon corporation will provide Digimarc with certain advantages over operating as a Delaware corporation, including significant savings in government fees. The Board of Directors and management of the Company are committed to supporting the Oregon business community and the economic growth of both the Company and the State of Oregon. The Company’s headquarters are located in Oregon and many of its employees are Oregon residents. In addition, the franchise tax and related fees that the Company pays as a Delaware corporation (and fees for qualifying to do business as a foreign corporation in the state of Oregon) are significantly higher than comparable fees for an Oregon corporation. In 2009, the Company incurred franchise tax fees payable to the state of Delaware in the amount of $128,800. The Company estimates that, had it been incorporated in Oregon in 2009, it would have incurred under Oregon’s minimum corporate tax approximately $15,000 payable to the state of Oregon. Management estimates that, in addition to other efficiencies, the Reincorporation will result in savings of state taxes alone aggregating approximately $113,800 per year.

Comparison of Oregon and Delaware Corporation Laws

The Company is a Delaware corporation and is governed by the DGCL. As an Oregon corporation, Digimarc Oregon will be governed by the Oregon Business Corporation Act (“OBCA”). Because of differences in the corporation laws of Oregon and Delaware, the rights of the Company’s stockholders will change in various respects as a result of the proposed Reincorporation. The following discussion is a summary of principal differences in the rights of stockholders following the Reincorporation. The summary is qualified in its entirety by reference to the relevant provisions of the OBCA and the DGCL and to the provisions of the Digimarc Oregon Articles of Incorporation and Bylaws attached to this Proxy Statement.

Special Meetings of Stockholders

Delaware Corporation Law. Under the DGCL, special meetings of stockholders may be called only by the board of directors or by any other person authorized in the corporation’s certificate of incorporation or the bylaws. Generally, all stockholders of record entitled to vote must receive notice of stockholder meetings not less than 10 nor more than 60 days before the date of the stockholder meeting.

The Restated Certificate of Incorporation of the Company provides that special meetings of the stockholders may be called only by (1) the Chairman of the Board; or (2) the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which the Company would have if there were no vacancies or unfilled newly created directorships.

Oregon Corporation Law. Under the OBCA, for a publicly traded corporation such as the Company, special meetings of shareholders generally may be called by (1) the board of directors; (2) any other person authorized in the corporation’s articles of incorporation or the bylaws; or (3) if the articles of incorporation or bylaws specifically so provide, by demand by holders of the percentage of voting stock specified in the articles of incorporation or bylaws. Generally, all shareholders of record entitled to vote must receive notice of shareholder meetings not less than 10 nor more than 60 days before the date of the shareholder meeting.

The Articles of Incorporation and the Bylaws of Digimarc Oregon provide that special meetings of the shareholders may be called only by the (1) Chairman of the Board, or (2) the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which Digimarc Oregon would have if there were no vacancies or unfilled newly created directorships.

Stockholder Action Without a Meeting

Delaware Corporation Law. The DGCL allows action to be taken by stockholders without a meeting by written consent of the holders of the minimum number of votes that would be needed to approve the matter at an annual or special meeting of stockholders at which all stockholders entitled to vote on the action were present and voted. The DGCL further provides that this right to act by written consent without a meeting may be denied in the certificate of incorporation.

The Restated Certificate of Incorporation of the Company expressly prohibits Company stockholders from acting by written consent and provides that stockholder action must take place at a duly called annual or a special meeting of stockholders.

Oregon Corporation Law. The OBCA allows action to be taken by shareholders without a meeting by written consent of all of the holders entitled to vote on the action. The OBCA further provides that the articles of incorporation may provide that action may be taken without a meeting by written consent of the shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.

The Articles of Incorporation of Digimarc Oregon do not permit action to be taken without a meeting by written consent of the shareholders having fewer than all of the shares entitled to vote on the action.

Stockholder Nominations For Board of Directors and Proposals for Consideration at Annual Meeting

Under both Oregon and Delaware law, a corporation may require stockholders wishing to nominate persons for election to the board of directors to give notice of the nomination by a date prior to the annual meeting. The Amended and Restated Bylaws of the Company provide that, in order for a stockholder to bring a director nomination or other business before an annual meeting, the stockholder must give timely, written notice to the Secretary of the Company. To be timely, the stockholder notice must be delivered to the Secretary at the principal office of the Company no earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting, and no later than the close of business on the 90th day prior to first anniversary of the prior year’s annual meeting.

The Bylaws of Digimarc Oregon provide that in order for a shareholder to bring a director nomination or other business before an annual meeting, the shareholder must give timely, written notice to the Secretary of Digimarc Oregon. To be timely, the shareholder notice must be delivered to the Secretary at the principal office of the Company no earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting, and no later than the close of business on the 90th day prior to first anniversary of the prior year’s annual meeting.

State Anti-Takeover Provisions

Section 203 of the DGCL and Sections 825 through 845 of the OBCA may, in specified circumstances, make it more difficult for a person who would be an “interested stockholder” (defined generally as a person with 15 percent or more of a corporation’s outstanding voting stock) to effect a “business combination” (defined generally as a merger, consolidation, or other transaction, including sale, lease, or other disposition of assets with an aggregate market value equal to 10 percent or more of the aggregate market value of the corporation) with the corporation for a three-year period following the time the stockholder became an “interested stockholder.” A corporation may in specified circumstances avoid the restrictions imposed by Section 203 of the DGCL and Sections 825 through 845 of the OBCA. Moreover, a corporation’s certificate or articles of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203 of the DGCL or Sections 825 through 845 of the OBCA.

Sections 801 through 816 of the OBCA, referred to as the Oregon Control Share Act, regulates the process by which a person may acquire control of an Oregon public corporation without the consent and cooperation of the corporation’s board of directors. An Oregon public corporation is subject to the Oregon Control Share Act if it has 100 or more shareholders, assets with a fair market value of at least $1 million within Oregon, and at least 10 percent of its shares are owned by Oregon residents. A corporation’s articles of incorporation or bylaws, however, may exclude the corporation from the provisions of the Oregon Control Share Act. The Oregon Control Share Act restricts the ability to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. The DGCL has no provision comparable to the Oregon Control Share Act.

The Company has not opted out of Section 203 of the DGCL in its Restated Certificate of Incorporation or its Amended and Restated Bylaws, and Digimarc Oregon has not opted out of the Oregon Business Combination Act or the Oregon Control Share Act in its Articles of Incorporation or Bylaws.

Dividends, Distributions and Stock Repurchases

Delaware Corporation Law. Under the DGCL, corporations may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined under the DGCL as the excess of the corporation’s net assets over capital, as such capital may be adjusted by the board of directors. Net assets is defined as the amount by which total assets exceed total liabilities. Delaware corporations may repurchase their own shares of any class except when their capital is impaired or would be impaired by the purchase. If the corporation has surplus, the corporation may repurchase out of its capital any shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, provided that the repurchased shares are to be retired and the corporation’s capital reduced. If no shares entitled to such a preference are outstanding, a corporation may repurchase any of its shares and reduce its capital accordingly.

Oregon Corporation Law. The OBCA prohibits distributions (including dividends) to shareholders unless, after giving effect to the distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation’s total assets would be at least equal to the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders with preferential rights are superior to those receiving the distribution.

The Company and Digimarc Oregon are each authorized to issue 2,500,000 shares of preferred stock. Ten thousand shares of the authorized preferred stock of each company have been designated as Series A Redeemable Nonvoting Preferred Stock. In the event of the liquidation, dissolution or other winding up of the Company or Digimarc Oregon, as applicable, before any payment or distribution is made to the holders of common stock, holders of the Series A Redeemable Nonvoting Preferred Stock will be entitled to receive a value of $5.00 per share of Series A Redeemable Nonvoting Preferred Stock held by the stockholder. The Series A Redeemable Nonvoting Preferred Stock of each Company has no voting rights, except as required by law, and may be redeemed by the board of directors at any time on or after June 18, 2013. The Company has issued to the executive officers of the Company an aggregate of 10,000 shares of Series A Preferred Stock. At the Effective Time each share of the Company’s Series A Preferred Stock will be converted into one share of Series A Preferred Stock of Digimarc Oregon.

Limitation of Personal Liability of Directors and Indemnification

Delaware Corporation Law. Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.

The DGCL provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person: (i) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by persons in defending any action, suit or proceeding may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to indemnification.

The DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against the person and incurred by the person in that capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify the person against liability under Section 145.

Article XI of the Company’s Restated Certificate of Incorporation provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Bylaws require indemnification of directors and officers to the full extent permitted by the DGCL.

Oregon Corporation Law. The OBCA provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	any distribution that is unlawful under the OBCA; or

•	any transaction from which the director derived an improper personal benefit.

The OBCA provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the conduct of the individual was in good faith; the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Furthermore, the OBCA provides that, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The OBCA further provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the OBCA and the director furnishes a written undertaking to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

The OBCA further provides that a corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under the OBCA.

The OBCA further provides that, unless the articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director. The corporation may also indemnify and advance expenses to an officer to the same extent as to a director.

Article IX of Digimarc Oregon’s Articles of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, provided that such article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the OBCA, as the same may be amended or supplemented from time to time. The OBCA prohibits the elimination or limitation of the personal liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any distribution that is unlawful under the OBCA; or (iv) any transaction from which the director derived an improper personal benefit.

Digimarc Oregon’s Articles of Incorporation and Bylaws require indemnification of directors and officers to the full extent permitted by the OBCA.

Authority of Board Committees

Both the DGCL and the OBCA permit corporate boards of directors to delegate to committees of the board significant responsibilities.

Delaware Corporation Law. The DGCL does not permit delegation to a committee the power or authority to: (1) adopt, amend or repeal any bylaw of the corporation or (2) approve, adopt or recommend to stockholders any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to the stockholders for approval.

Oregon Corporation Law. The OBCA permits a board committee to generally exercise the full authority of the board of directors, except the authority to: (1) authorize distributions, except according to a formula or method, or within limits, prescribed by the board of directors; (2) approve or submit to shareholders any action requiring shareholder approval; (3) fill vacancies on the board of directors or, subject to specified exceptions, any of its committees; or (4) adopt, amend or repeal bylaws.

Stockholder Derivative Suits

Delaware Corporation Law. The DGCL requires that the stockholder bringing a derivative suit have been a stockholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was a stockholder at the time of the wrong complained of. In addition, Delaware case law provides that the stockholder must remain a stockholder throughout the litigation.

Oregon Corporation Law. The OBCA also requires that the shareholder bringing the derivative suit have been a shareholder at the time the transaction complained of occurred or have become a shareholder through transfer by operation of law from one who was a shareholder at that time. The OBCA does not require the shareholder remain a shareholder throughout the litigation.

Amendments to Articles or Certificate of Incorporation and Bylaws

Delaware Corporation Law. Under the DGCL, an amendment to the certificate of incorporation requires that the board of directors approve the amendment, declare it advisable, and submit it to stockholders for adoption. The amendment must be adopted by a majority in voting power of all issued and outstanding shares and any greater vote required by the certificate of incorporation. Except in limited circumstances, any proposed amendment to the certificate of incorporation that would (1) increase or decrease the authorized shares of a class of stock; (2) increase or decrease the par value of the shares of a class of stock; or (3) alter or change the powers, preferences, or special rights of the shares of a class of stock (so as to affect them adversely) requires approval of the holders of a majority of the outstanding shares of the affected class, voting as a separate class, in addition to the approval of a majority of the shares entitled to vote on that proposed amendment. If any proposed amendment would alter or change the powers, preferences, or special rights of any series of a class of stock so as to affect them adversely, but does not affect the entire class, then only the shares of the series affected by the proposed amendment are considered a separate class for purposes of the immediately preceding sentence.

Under the DGCL, the power to adopt, amend or repeal bylaws is provided to the stockholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that this power has been conferred upon the directors does not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

Article X of the Company’s Restated Certificate of Incorporation provides that the provisions of Article VI (“Board of Directors”), Article VII (“Amending the Bylaws”), Article IX (“Stockholder Meetings”), and Article X (“Supermajority Amendment”) may not be altered, amended or repealed unless the alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered for purposes of Article X as a single class. The Company’s Restated Certificate of Incorporation provides that the holders of the Company’s Series A Preferred Stock have no voting rights other than as required by Section 242(b)(2) of the DGCL or any similar provision later enacted; provided that an amendment of the Company’s Restated Certificate of Incorporation to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Company Series A Preferred Stock may be adopted by resolution adopted by the Board of Directors of the Company and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Company’s Common Stock and all other outstanding shares of stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provision later enacted. The outstanding shares of Common Stock of the Company and other stock will be treated as a single class, and no vote of the holders of the Company’s Series A Preferred Stock, voting separately as a class, will be required.

Article VII of the Company’s Restated Certificate of Incorporation provides that the Board of Directors is authorized and empowered to adopt, amend and repeal the Bylaws of the Company at any regular or special meeting, or by written consent, subject to the power of the stockholders of the Company to adopt, amend or repeal any Bylaws. The Restated Certificate of Incorporation further provides that any adoption, amendment or repeal of the Bylaws by the stockholders must be approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered for purposes of Article VII as a single class.

The Company’s Amended and Restated Bylaws provide that, subject to the provisions of the Restated Certificate of Incorporation, the Amended and Restated Bylaws may be amended or repealed and new bylaws adopted by the Board of Directors or the stockholders of the Company.

Oregon Corporation Law. Under the OBCA, an amendment to the articles of incorporation requires that the board of directors adopt a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of shareholders, which may be either an annual or a special meeting. Unless the OBCA, articles of incorporation, or board of directors requires a greater vote or a vote by voting groups, the amendment to be adopted must be approved by a majority of the shares held by shareholders of every voting group for which the amendment would create dissenters’ rights and every other voting group entitled to vote on the amendment. Any proposed amendment to the articles of incorporation that would increase or decrease the authorized shares of a class of stock; change the designation, rights, preferences, or limitations of all or part of the shares of a class of stock; create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of a class; or affect a class of stock in other ways enumerated by the OBCA requires approval of the holders of a majority of the outstanding shares of the affected class, voting as a separate voting group, if shareholder voting is otherwise required, in addition to the approval of a majority of the shares entitled to vote on that proposed amendment. If any proposed amendment would affect a series of a class of stock in any of the ways described in the preceding sentence, then the shares of the series affected by the proposed amendment are entitled to vote as a separate voting group on the proposed amendment; provided, however, that if a proposed amendment would affect two or more series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.

Under the OBCA, the board of directors may amend or repeal the corporation’s bylaws unless the articles of incorporation or the OBCA reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. A corporation’s bylaws may also be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by its board of directors.

Article VI of Digimarc Oregon’s Articles of Incorporation provides that the provisions of Article IV (“Board of Directors”), Article V (“Amending the Bylaws”), Article VI (“Amending the Articles of Incorporation”) and Article VII (“Shareholder Meetings”) may not be altered, amended or repealed unless the alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of Digimarc Oregon entitled to vote generally in the election of directors, considered for purposes of Article VI as a single class. Digimarc Oregon’s Articles of Incorporation provides that the holders of the Company’s Series A Preferred Stock have no voting rights. The outstanding shares of the Company’s Common Stock and other stock will be treated as a single class, and no vote of the holders of the Company’s Series A Preferred Stock, voting separately as a class, will be required.

Article V of Digimarc Oregon’s Articles of Incorporation and Article IX of Digimarc Oregon’s Bylaws provide that the Board of Directors is authorized and empowered to adopt, amend and repeal the Bylaws of the Digimarc Oregon at any regular or special meeting, or by written consent, subject to the power of the shareholders of Digimarc Oregon to adopt, amend or repeal any Bylaws. The Articles of Incorporation and Bylaws further provide that any adoption, amendment or repeal of the Bylaws by the shareholders must be approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of Digimarc Oregon entitled to vote generally in the election of directors, considered for purposes of Article V as a single class.

Mergers, Consolidations and Other Transactions

Delaware Corporation Law. Under the DGCL, the board of directors and the holders of a majority of the outstanding shares entitled to vote must approve a merger, consolidation, or sale of all or substantially all of a corporation’s assets. However, unless the corporation provides otherwise in its certificate of incorporation, no stockholder vote of a constituent corporation surviving a merger is required if:

•	the merger agreement does not amend the constituent corporation’s certificate of incorporation;

•	each share of stock of the constituent corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

•

either (a) no shares of common stock of the surviving corporation and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger or (b) the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under the plan do not exceed 20 percent of the shares of common stock of the constituent corporation outstanding immediately prior to the effective date of the merger.

Neither the Company’s Restated Certificate of Incorporation nor its Amended and Restated Bylaws contains any super-majority voting requirements governing mergers, consolidations, sales of substantially all of the assets, liquidations, reclassifications, or recapitalizations.

Oregon Corporation Law. Under the OBCA, the board of directors and the holders of a majority of the outstanding shares entitled to vote must approve a merger, consolidation, or sale of all or substantially all of a corporation’s assets. However, unless the corporation provides otherwise in its certificate of incorporation, no shareholder vote of a constituent corporation surviving a merger is required if:

•	the articles of incorporation of the surviving corporation will not differ, except for amendments that do not require shareholder approval under the OBCA;

•

each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after;

•

the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

•

the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

Neither Digimarc Oregon’s Articles of Incorporation nor its Bylaws contains any super-majority voting requirements governing mergers, consolidations, sales of substantially all of the assets, liquidations, reclassifications, or recapitalizations.

Appraisal Rights

Delaware Corporation Law. Under the DGCL, stockholders of Delaware corporations are entitled to appraisal rights in the case of a merger or consolidation if an agreement of merger or consolidation requires the stockholder to accept in exchange for its shares anything other than:

•	Shares of stock of the corporation surviving or resulting from the merger or consolidation;

•

Shares of any other corporation that on the effective date of the merger or consolidation will be either: (1) listed on a national securities exchange; or (2) held of record by more than 2,000 stockholders;

•	Cash in lieu of fractional shares of the corporation; or

•	Any combination thereof.

Under the DGCL, if directed by the court upon completion of the appraisal proceedings, the corporation must pay to the dissenting stockholder the fair value of the shares.

A stockholder of a Delaware corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a disposition, if:

•	The shares of the corporation are (1) listed on a national securities exchange or (2) held of record by more than 2,000 stockholders; or

•	The corporation will be the surviving corporation of the merger and approval of the merger requires no vote of the stockholders of the surviving corporation.

Oregon Corporation Law. Under the OBCA, a shareholder eligible to vote may dissent from, and obtain payment for shares in the event of, the following shareholder-approved corporate actions:

•	A merger to which the corporation is a party, if the shareholder was entitled to vote on the merger;

•	A merger of a subsidiary with its parent;

•	A share exchange plan to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

•	The sale or exchange of all or substantially all of the corporation’s assets, other than in the usual course of business;

•

An amendment to the articles of incorporation that materially and adversely affects the dissenter’s shares by altering or abolishing a preemptive right or reducing the number of shares owned by the shareholder to a fraction of a share to be acquired for cash;

•	Other actions for which the articles of incorporation, bylaws or resolutions by the board of directors provide the right of dissent and appraisal; or

•	A conversion to a non-corporate business entity.

Dissent and appraisal rights are not available to shareholders of Oregon corporations for:

•

Shares of stock which, on the record date for the shareholder meeting approving the corporate action, or at the time of the merger, were listed on a national securities exchange, unless the articles of incorporation provide otherwise;

•	The sale of assets pursuant to court order; or

•	The sale of assets for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

Under the OBCA, a shareholder asserting dissenter’s rights must give the corporation notice of his or her intent in writing prior to the vote on the action and must not vote in favor of the action. A corporation is required to make payment to the dissenting shareholder of its estimated value of the shares, plus accrued interest, upon the proposed action being taken, or upon the dissenter’s demand. If the dissenting shareholder disagrees with the corporation’s estimate of the value of the shares, he or she can propose his or her own estimate. If a payment demand remains unsettled, the corporation must commence a proceeding within 60 days after receiving the demand and petition the court for an appraisal.

Inspection of Corporate Books and Records

Both Delaware and Oregon permit stockholders to examine and make extracts from the corporation’s books and records for a proper purpose. Under the OBCA, inspection requires that: (1) the shareholder’s demand be made in good faith and for a proper purpose; (2) the shareholder describe with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and (3) the records requested be directly connected with the shareholder’s purpose. Oregon law also requires the shareholder to give the corporation five business days written notice of the demand to inspect.

Number, Election, Vacancy, and Removal of Directors

Delaware Corporation Law. Unless otherwise provided by the DGCL or the corporation’s certificate of incorporation, a majority of the directors in office can fill any vacancy or newly created directorship. Except where the board of directors is classified or the certificate of incorporation provides for cumulative voting, a director may be removed with or without cause by a majority of the shares entitled to vote at an election of the directors.

The Company’s board of directors consists of five members. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors of the Company will be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors. All of the directors are elected annually. Each director holds office for one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock with respect to that series of preferred stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of entitled to vote for the election of directors. Subject to applicable law and the rights of the holders of any series of preferred stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, and directors so chosen shall hold office until the next annual meeting of stockholders and until the director’s successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Oregon Corporation Law. Unless otherwise provided by the corporation’s articles of incorporation, the shareholders or a majority of the directors in office can fill any vacancy or newly created directorship. Except where the board of directors is classified, the articles of incorporation provide for cumulative voting, or the articles of incorporation provide that the directors may be removed only for cause, a director may be removed with or without cause by the shareholders entitled to vote at an election of the directors only at a meeting called for the purpose of removing the director.

Digimarc Oregon’s board of directors will initially consist of five members. Digimarc Oregon’s Articles of Incorporation and Bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors of the corporation will be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors. All of the directors will be elected by shareholders at the annual meeting. Each director holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Digimarc Oregon’s Articles of Incorporation and Bylaws provide that, subject to the rights of any series of preferred stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the corporation entitled to vote for the election of directors. Subject to applicable law and the rights of the holders of any series of preferred stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, and directors so chosen shall hold office until the next annual meeting of shareholders and until the director’s successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Filing and License Fees

Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation. The Company was subject to annual franchise taxes of approximately $128,800 in 2009. Oregon charges corporations incorporated in Oregon a minimum corporate tax based on the amount of revenue earned by the corporation and a nominal annual corporate license renewal fee. The Company estimates that it had it been incorporated in Oregon in 2009, it would have incurred approximately $15,000 payable to the state of Oregon under Oregon’s minimum corporate tax.

Federal Income Tax Consequences

The following is a discussion of the material federal income tax consequences of the Merger that are generally applicable to holders of shares of the Company’s Common Stock and the Company’s Series A Preferred Stock. The discussion does not address all federal income tax consequences that may be important to particular holders of shares of the Company’s Common Stock or the Company’s Series A Preferred Stock in light of their individual circumstances, or who are subject to special treatment under federal income tax laws (such as stockholders that are dealers in securities, foreign persons and stockholders that acquired their shares in connection with a stock option plan or other compensatory transaction).

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as currently existing or in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. The Company does not intend to request a ruling from the Internal Revenue Service or an opinion of counsel as to the federal income tax consequences of the Merger.

This discussion does not address any foreign, state or local tax consequences of the Merger. Stockholders are urged to consult their own tax advisors as to the specific federal, foreign, state, local and other tax consequences to them of the Merger.

The Company intends that the Merger and resulting reincorporation of Digimarc from Delaware to Oregon will qualify as a tax-free “reorganization” described in Section 368(a)(1)(F) of the Code. Assuming the Merger qualifies as a reorganization, (1) no gain or loss will be recognized by the Company as a result of the Merger; (2) no gain or loss will be recognized by the holders of shares of Company Common Stock upon the exchange of such shares for shares of Common Stock of Digimarc Oregon; (3) no gain or loss will be recognized by the holders of shares of the Company’s Series A Preferred Stock upon the exchange of such shares for shares of Series A Preferred Stock of Digimarc Oregon; (4) the basis of the shares of Common Stock of Digimarc Oregon received by a stockholder of the Company will be the same as the stockholder’s basis of Company Common Stock surrendered by the stockholder in exchange therefor; (5) the basis of the shares of Series A Preferred Stock of Digimarc Oregon received by a stockholder of the Company will be the same as the stockholder’s basis of the Company’s Series A Preferred Stock surrendered by the stockholder in exchange therefor; (6) a stockholder’s holding period for the shares of Common Stock of Digimarc Oregon received by a stockholder of the Company will include the holding period of the shares of the Company’s Common Stock surrendered in exchange therefor, provided that the shares of Common Stock of Digimarc Oregon are held as a capital asset on the date of the Merger; and (7) a stockholder’s holding period for the shares of Series A Preferred Stock of Digimarc Oregon received by a stockholder of the Company will include the holding period of the shares of Company Series A Preferred Stock surrendered in exchange therefor, provided that the shares of Series A Preferred Stock of Digimarc Oregon are held as a capital asset on the date of the Merger.

Reserved Power to Abandon Reincorporation Proposal

Notwithstanding a favorable vote of the stockholders, the Board of Directors has reserved the right to abandon the proposed Reincorporation prior to the effectiveness of the Merger if it determines that such abandonment is in the best interests of Digimarc. The Board of Directors has made no determination as to any circumstances that may prompt a decision to abandon the proposed Reincorporation.

Vote Required and Board Recommendation

Pursuant to Delaware law and the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the outstanding shares of the Company’s Common Stock is required for approval of the Merger to effect the Reincorporation of Digimarc in Oregon. A vote of approval of the Reincorporation Proposal will constitute specific approval of the Merger Agreement and of all other transactions and proceedings relating to the Merger, including the assumption by Digimarc Oregon of the Company’s employee stock incentive plans, and all other employee benefit plans and agreements, and the liabilities and obligations of Digimarc Oregon under, and with respect to, these plans and agreements.

The Board of Directors has unanimously approved the Reincorporation Proposal and the Merger which will effect the proposed Reincorporation and unanimously recommends a vote FOR approval of the Reincorporation Proposal. Proxies solicited by the Board of Directors will be voted for the Reincorporation Proposal unless a vote against the proposal or abstention therefrom is specifically indicated.

The Board of Directors recommends a vote FOR approval of the proposal to change the state of incorporation from Delaware to Oregon.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Proposal No. 3)

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as Digimarc’s independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010. Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the stockholders. Notwithstanding its appointment, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Digimarc and its stockholders.

If the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

AUDIT FEES

The following table presents fees billed, individually and collectively, for professional audit services rendered by Grant Thornton LLP for the audit of our annual financial statements and for other services rendered for each of the years ended December 31, 2009 and December 31, 2008.

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$240,240	$188,417
Audit-Related Fees(2)	24,856	—
Tax Fees(3)	51,335	—
All Other Fees(4)	—	—

Total Fees	$316,431	$188,417

(1)	Audit Fees consist of fees for professional services rendered for the audit of our 2009 and 2008 annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with regulatory filings. The audit fees include compliance with Section 404 of the Sarbanes Oxley Act of 2002 and the estimated audit fees for the 2009 year-end audit.

(2)	Audit-Related Fees consist of fees billed for assurance and related services rendered in 2009 and 2008 that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No such fees were incurred in 2008.
(3)	Tax Fees consist of fees billed for professional services rendered in 2009 for tax compliance, including preparation of federal, state and international tax returns. No such fees were incurred in 2008.
(4)	All Other Fees consist of fees for products and services other than the services reported above. No such fees were incurred in 2009 or 2008.

Pre-Approval Policy. The Audit Committee pre-approves the Audit, Audit-Related, Tax and All Other services performed by the independent registered public accounting firm. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm that is reviewed and updated from time to time. Under the policy, the term of any pre-approval is generally twelve months from the date of pre-approval. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm and the specific services included within the pre-approvals are established annually by the Audit Committee and are reviewed as the Audit Committee deems appropriate. Any proposed services exceeding these levels or amounts or of a different type require specific pre-approval. No services provided by the independent auditors under the categories of “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of Grant Thornton LLP as our independent registered public accounting firm. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on Proposal No. 3 because brokers or nominees have discretionary authority to vote on this proposal.

The Audit Committee and the Board of Directors recommends a vote FOR the ratification of

Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2010.

REPORT OF THE GOVERNANCE AND NOMINATING COMMITTEE OF THE

BOARD OF DIRECTORS

The Governance and Nominating Committee reports as follows:

Board of Directors

The Board of Directors met seven times in 2009. Each director attended 100% of the aggregate number of meetings of the Board of Directors and of any committee on which he served in 2009, except that Mr. Smith missed one meeting of the Board of Directors and attended 94% of the aggregate meetings. We encourage but do not require director attendance at our annual meeting of stockholders. Director nominees should exercise their best efforts to attend the Annual Meeting. Mr. Davis attended Digimarc’s annual meeting of stockholders held on May 1, 2009.

Board Leadership and Structure

Bruce Davis, our Chief Executive Officer, also serves as Chairman of the Board of Directors. Mr. Richardson, an independent director, has served as Lead Director of the Board of Directors since he was appointed to this position in July 2008. At the present time, the Board believes that Digimarc and its stockholders are best served by having the Chief Executive Officer also serve as Chairman of the Board of Directors. We have determined that this structure is appropriate in light of the small size of our company and corresponding size of our Board of Directors, the complexity of our business, and the skills and experiences of our Chief Executive Officer in the industry in which we operate. At the same time, the Board of Directors has been, and continues to be, a strong proponent of Board independence. As a result, Digimarc’s corporate governance structures and practices include several additional independent oversight mechanisms. Currently, all of our directors other than the Chairman and Chief Executive Officer, including each member of the Board’s Audit, Compensation, and Governance and Nominating Committees, are independent directors under the Nasdaq listing rules. The Board believes that Digimarc’s corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee Digimarc’s management and key issues related to long-range business plans, long-range strategic issues and risks, and integrity. The independent directors meet periodically in executive session chaired by the Lead Director without the Chairman and Chief Executive Officer or other management present. In addition to presiding over these executive sessions, the Lead Director serves as the principal liaison between the independent directors and management and consults with the Chairman of the Board of Directors regarding information to be sent to the Board of Directors, meeting agendas and meeting schedules. Furthermore, each director is encouraged to suggest items for the Board agenda, and to raise at any Board meeting subjects that are not on the agenda for that meeting. We believe that the independent Lead Director’s significant, clearly delineated duties and responsibilities are highly effective in providing oversight of management and direct accountability to stockholders. Finally, our corporate governance principles provide that the Board and all Board committees, including those whose members are exclusively independent directors, may seek financial, legal or other expert advice from a source independent of management, with funding provided by Digimarc.

The Board’s Role in Risk Oversight

Digimarc’s management is responsible for identifying, assessing and managing the material risks facing Digimarc. The Board of Directors has historically performed an important role in the review and oversight of risks, and generally oversees Digimarc’s risk management practices and processes, with a strong emphasis on financial and entity level controls. The Board has delegated primary oversight of the management of (i) financial and accounting risks to the audit committee, (ii) compensation risk to the compensation committee and (iii) governance and compliance risk related to personnel, ethics, related-party transactions, conflicts of interests, litigation and other entity level risks to the governance and nominating committee. Each of these committees reviews these specific risk areas on a quarterly basis and routinely reports to the Board regarding the committee’s oversight duties and findings.

To permit the Board and its committees to perform their respective risk oversight roles, individual members of management who supervise Digimarc’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. The Board and each of its committees has the ability to engage outside legal and professional advisors to assist the Board or the committee in its oversight responsibilities. For this purpose, management has a high degree of access and communication with independent directors. In addition, the Board of Directors oversees and participates in a process of risk assessment within Digimarc that is designed to identify the most salient enterprise risks facing Digimarc’s business and to evaluate how the company’s corporate strategies align with those risks.

Finally, the Board oversees organizational structure, policies and procedures at Digimarc, such as the code of business conduct and other internal policies and guidelines designed to support Digimarc’s corporate governance guidelines and to comply with the laws, rules and regulations that apply to Digimarc’s business operations. For example, employees may anonymously report suspected violations of any applicable law by any employee or agent, questionable accounting or auditing matters, or other ethical or legal matters pursuant to these established policies and procedures.

Board Committees

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The members of these committees are set forth in the following table:

Non-Employee Directors	Audit	Governance & Nominating	Compensation
William J. Miller	Member		Chair
James T. Richardson	Member	Member	Member
Peter W. Smith		Chair	Member
Bernard Whitney	Chair	Member

Audit Committee

We have a standing Audit Committee of the Board of Directors, consisting of Messrs. Whitney (chairman), Richardson, and Miller, that is responsible for overseeing the quality and integrity of our accounting, auditing, and financial reporting practices, the audits of our financial statements, and other duties assigned by the Board of Directors. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes to manage business and financial risk, and compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report on our financial statements or to perform other audit, review or attestation services for us. The Audit Committee is responsible for resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee also serves as our Qualified Legal Compliance Committee. The Audit Committee met four times during 2009.

The Board of Directors has adopted a charter for the Audit Committee to authorize powers consistent with the provisions of the Sarbanes-Oxley Act of 2002 and other requirements. A copy of this charter is posted on our website,www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that each of the three members of the Audit Committee:

•	meets the requirements for “independence” set forth in Nasdaq Listing Rules 5605(a)(2) and 5605(c)(2) and applicable Securities and Exchange Commission, or SEC, rules; and

•	has the requisite financial sophistication called for by Nasdaq Listing Rule 5605(c)(2).

The Board of Directors also has reviewed and designated each of Messrs. Whitney, Richardson and Miller as an “Audit Committee financial expert” in compliance with Item 407(d)(5) of Regulation S-K.

Compensation Committee

We have a standing Compensation Committee, consisting of Messrs. Miller (chairman), Richardson, and Smith, that has the authority and responsibility to:

•	review, establish and approve, on an annual basis, the compensation of the Chief Executive Officer and other executive officers of the Company;

•	administer our annual and long-term compensation plans;

•	review and make recommendations to the Board of Directors with respect to director compensation;

•	approve our overall compensation strategy;

•	create and approve the Compensation Committee Report;

•	review and approve compensation agreements and arrangements between us and our executive officers; and

•	perform other duties and functions assigned by the Board of Directors from time to time that are consistent with the Compensation Committee’s charter, our bylaws and governing law.

The Compensation Committee’s role includes a particular focus on the compensation of our executive officers and non-employee directors and the administration of our stock incentive plans and significant employee benefit programs.

The Compensation Committee met five times in 2009. The Compensation Committee has a written charter, a copy of which is available on our website, www.digimarc.com , on the Corporate Governance page. The Board of Directors has determined that each of the three members of the Compensation Committee:

•	meets the requirements for “independence” set forth in Nasdaq Listing Rules 5605(a)(2);

•	meets the requirements for “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

•	meets the requirements for “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended.

The Compensation Committee may, under its charter, delegate responsibilities to subcommittees of the Committee as necessary and appropriate. The Committee has delegated authority to any two of Messrs. Davis, Chamness and McConnell, so long as each is an executive officer of Digimarc, to grant options and restricted stock units to existing and new employees and consultants of Digimarc pursuant to a predetermined annual grant budget, limitations on the number of shares reserved for issuance that can be issued in any one year and additional guidance or limitations established by the Compensation Committee.

The Compensation Committee, together with our Chief Executive Officer, reviews assessments of executive compensation practices at least annually against comparative data and our compensation philosophy. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer compensation practices aligned with our compensation philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant. The Compensation Committee has retained AON Consulting, a nationally recognized independent consulting firm, to provide an independent review of our compensation programs for executive officers and directors, assist in the preparation of a list of peer companies, examine our pay practices relative to the market and assist in the design of compensation programs. AON provides compensation information to management on market compensation trends from time to time, but does not have a material additional relationship outside of the services that it provides to the Compensation Committee.

Governance and Nominating Committee

We have a standing Governance and Nominating Committee, consisting of Messrs. Smith (chairman), Richardson and Whitney. The Governance and Nominating Committee met four times in 2009. The Board of Directors has delegated to the Governance and Nominating Committee the responsibility for overseeing the quality and integrity of our corporate governance practices and for optimizing the composition, competence and integrity of the Board of Directors and its committees by searching for and recommending individuals for election to the Board of Directors. The Board of Directors has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted on our website at www.digimarc.com on the Corporate Governance page. The Board of Directors has determined that all members of the Governance and Nominating Committee are “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

The Governance and Nominating Committee’s responsibilities include the review, monitoring, and general oversight of our policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements. This oversight responsibility includes monitoring compliance with the Sarbanes-Oxley Act of 2002. The Governance and Nominating Committee also oversees the structure and evaluation of the Board of Directors and its committees, and the development, monitoring, and enforcement of the corporate governance principles applicable to us.

The Governance and Nominating Committee is responsible for recruiting individuals to become members of the Board of Directors and evaluating their qualifications under the guidelines described under “Director Nomination Policy” below. The Board of Directors may from time to time assign the Governance and Nominating Committee additional duties and functions consistent with its charter, our Bylaws and governing law.

Director Nomination Policy. The Governance and Nominating Committee has a formal written policy addressing the nominating process. A copy of the policy is available on our website at www.digimarc.com, attached as an exhibit to the Governance and Nominating Committee charter located on the Corporate Governance page of the site. Pursuant to its written policy addressing the nominating process, the Governance and Nominating Committee welcomes and encourages recommendations of director candidates from our stockholders, and will consider any director candidates recommended by our stockholders, provided that the information regarding director candidates who are recommended is submitted to the Governance and Nominating Committee in compliance with the terms of its policy. Director candidate recommendations from stockholders must be provided in writing, include prescribed information, and be sent to Digimarc’s Secretary at the address of our principal executive offices.

In evaluating a potential candidate’s qualifications for nomination to the Board, the Governance and Nominating Committee will consider the potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. The Governance and Nominating Committee will also review from time to time the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board of Directors. Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with his or her service as a director, and attend at least 75% of all Board of Directors and applicable committee meetings.

The Governance and Nominating Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves an internal assessment of the qualifications and performance of incumbent members of the Board of Directors, compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates and, as appropriate, preparing and presenting to the Board of Directors an analysis with regard to a candidate. The Governance and Nominating Committee will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, shall effectively serve the stockholders’ long-term interests and contribute to our overall corporate goals. In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences; however, the Board has not adopted a formal diversity policy. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Governance and Nominating Committee. The committee may, from time to time, pay professional search firms to assist in the identification and evaluation of potential nominees.

Stockholder Communications with the Board of Directors

The Board of Directors encourages communication from stockholders. All communications must be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of Digimarc at the address of our principal executive offices or via fax to (503) 469-4771. The Secretary of Digimarc will promptly provide all communications to the applicable member(s) of the Board of Directors or the entire Board of Directors, as specified by the stockholder.

Stock Ownership Guidelines

In July 2008, the Board of Directors adopted stock ownership guidelines for members of the Board of Directors and our executive officers. Under the guidelines, members of the Board of Directors and the executive officers are expected to acquire ownership of at least 1,000 shares of our common stock in each year of the three year period beginning January 1, 2009, and to continue at least that level of ownership throughout the director’s or executive officer’s period of service to Digimarc.

Director Resignation Upon Change of Employment

The Board of Directors also has adopted a policy that requires any director who experiences a substantial change in principal employment responsibility to tender his or her resignation from the Board, unless the change was anticipated by the Governance and Nominating Committee at the time of the director’s nomination or election to the Board. Upon receipt of a resignation offered under these circumstances, the Governance and Nominating Committee will review the director’s change in employment responsibilities to evaluate whether the director’s continued service is appropriate.

Other Corporate Governance Matters

In furtherance of our commitment to upholding the highest legal and ethical conduct in fulfilling our responsibilities, the Board of Directors adopted and published corporate governance guidelines and three codes of ethics and business conduct, two of which apply to our Chief Executive Officer, our Chief Financial Officer, our Controller and other finance personnel. In addition to the codes described below, we have adopted Standards of Professional Conduct for Legal Personnel that are available on the Corporate Governance page of our website at www.digimarc.com.

Our Corporate Governance Guidelines can be found on the Corporate Governance page of our website at www.digimarc.com. These Corporate Governance Guidelines provide a framework for the Board of Directors to assist in the governance and oversight of the affairs of Digimarc.

Our Code of Business Conduct can be found on the Corporate Governance page of our website at www.digimarc.com. The Code of Business Conduct applies to every officer, director and employee of Digimarc and its subsidiaries, and their immediate family members, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern our business operations.

Our Code of Ethics for Financial Personnel can be found on the Corporate Governance page of our website at www.digimarc.com. The Code of Ethics applies to the principal executive officer and principal financial officer of Digimarc and its subsidiaries and every officer, director or employee of Digimarc who performs or influences financial transactions and reporting on behalf of Digimarc, and their immediate family members.

Submitted by the Governance and Nominating

Committee of the Board of Directors:

Peter W. Smith, Chair

James T. Richardson

Bernard Whitney

DIRECTOR COMPENSATION

The following table provides information on compensation of our non-employee directors for the year ended December 31, 2009. Directors who are also Digimarc employees receive no additional compensation for their services as directors. During 2009, Mr. Davis was the only director who was an employee of Digimarc. Mr. Davis’ compensation is discussed in this proxy statement under the heading “Executive Compensation.”

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Peter W. Smith	$40,000	$46,178	$86,178
James T. Richardson	$40,000	$46,178	$86,178
Bernard Whitney	$40,000	$46,178	$86,178
William J. Miller	$40,000	$46,178	$86,178

(1)	Directors receive annual cash compensation of $10,000 per quarter, paid in arrears.
(2)	These amounts represent the aggregate grant date fair value for stock options granted to the indicated director in 2009, computed in accordance with FASB ASC Topic 718. On May 1, 2009, each director was granted an option to purchase 7,500 shares of Digimarc common stock. A summary of the assumptions we apply in calculating these amounts is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year. As of December 31, 2009, the total number of outstanding options held by each director was as follows: Mr. Smith, 27,500; Mr. Richardson, 27,500; Mr. Whitney, 27,500; and Mr. Miller, 27,500.

All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service.

Cash Compensation. In 2009, each non-employee director was awarded an annual cash retainer of $40,000. This cash retainer included compensation for all committee, chairperson and other roles undertaken by the director, and for attendance at all committee and Board of Directors meetings.

Equity Compensation. The Equity Compensation Program for Non-Employee Directors Under the Digimarc Corporation 2008 Incentive Plan, or the 2008 Plan, established an automatic option grant program for the grant of awards to our non-employee directors. Under this program, each non-employee director who first is elected or appointed to our Board of Directors on or after October 30, 2008 is automatically granted an option to acquire 20,000 shares of common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant. These options vest and become exercisable over the two year period commencing on the date of grant, with 50% of the options to vest and become exercisable on the first anniversary of the date of grant and 1/12th of the remaining shares to vest and become exercisable monthly thereafter. On the date of each annual meeting of stockholders, each non-employee director automatically receives an option to acquire 7,500 shares of our common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant. The options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, so the stock option is fully exercisable one year after the grant date. Messrs. Smith, Richardson, Miller and Whitney all received grants of options in 2009.

Following is a summary of the cash and equity compensation program for our non-employee directors, presented in a tabular format:

Annual Cash Retainer	$40,000
Initial Option Grant (New Director)	20,000 shares
Annual Option Grant (Continuing Director)	7,500 shares

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Audit Committee”) reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.	The Audit Committee has discussed with Grant Thornton LLP, Digimarc’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with Grant Thornton LLP their independence from Digimarc and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence from Digimarc.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Digimarc’s Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

As described under the heading “Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 3),” the Audit Committee has appointed Grant Thornton LLP as Digimarc’s independent registered public accounting firm for fiscal year 2010 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee

of Digimarc’s Board of Directors:

Bernard Whitney, Chairman

James T. Richardson

William J. Miller

MANAGEMENT

Executive Officers

The following table contains information regarding our executive officers as of March 2, 2010:

Name	Age	Position
Bruce Davis	57	Chief Executive Officer and Chairman of the Board of Directors
Robert Chamness	57	Executive Vice President, Chief Legal Officer and Secretary
Michael McConnell	59	Executive Vice President, Chief Financial Officer and Treasurer

Information concerning Mr. Davis is set forth under “Election of Directors” in this proxy statement.

Robert Chamness was named our Executive Vice President, Chief Legal Officer and Secretary on June 18, 2008, having served Old Digimarc since January 2002 in various roles including Vice President and General Counsel, Secretary, Vice President of Human Resources, Chief Legal Officer, and Executive Vice President. Mr. Chamness also oversees corporate licensing and government relations, and serves as Compliance Officer and Privacy Officer. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. summa cum laude from the Indiana University School of Law.

Michael McConnell was named our Executive Vice President, Chief Financial Officer and Treasurer on June 18, 2008, having served since June 2004 as Chief Financial Officer and Treasurer of Old Digimarc. Mr. McConnell also oversees information technology and facilities. Before joining Old Digimarc, Mr. McConnell was senior vice president, chief financial officer and treasurer at WatchGuard Technologies (1999 to 2004). Mr. McConnell is a CPA and holds a B.A. from California Polytechnic State University, San Luis Obispo.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the compensation-related materials included in this proxy statement with management; and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that these materials be included in Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2009 and this definitive proxy statement prepared in connection with the Annual Meeting.

Submitted by the Compensation

Committee of the Board of Directors:

William J. Miller, Chair

James T. Richardson

Peter W. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Messrs. Miller, Richardson, or Smith, the three members of our Compensation Committee:

•	was at any time during the fiscal year ended December 31, 2009 or at any other time an officer or employee of Digimarc, or

•	had any relationship requiring disclosure under Item 404 of Regulation S-K.

No executive officer of Digimarc served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any committee performing equivalent functions, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of Digimarc or as a director of Digimarc.

EXECUTIVE COMPENSATION

COMPENSATION POLICY AND PROGRAMS

Our executive compensation programs are designed to attract, retain, motivate and appropriately reward our executive officers, as well as to align the interests of executive officers with those of our stockholders. The objectives of our compensation programs are to:

•	provide competitive compensation opportunities that attract and retain top executives;

•	inspire the executive team to achieve superior performance in order to deliver profitable growth;

•	foster a performance-oriented environment with variable stock compensation, where the number of shares awarded may vary based upon the achievement of annual and longer-term business results;

•	create a direct, meaningful link between (1) performance in achieving our financial and strategic objectives and (2) individual executive performance and rewards;

•	provide an award that is consistent with each executive’s overall contribution to Digimarc, and to encourage and recognize career growth and progression; and

•	reward stockholder value creation and align the interests of executives and stockholders through the use of long-term incentives, while effectively managing dilution.

Setting Executive Compensation

In general, we compensate our executive officers based on the scope of their responsibilities, experience, skills, talents, demonstrated prior performance, and potential contributions to our success. In making these determinations, the Compensation Committee considers compensation practices at comparable companies (companies of similar size on a national basis within the high tech and software services industries that share similar financial and operating characteristics), among other factors, to judge the reasonableness of its decisions. In establishing the compensation to be provided to our executive officers for 2009, the Compensation Committee also considered market data and advice provided by AON Consulting, and Equilar. As a general guideline, for our executive officers, we set base cash compensation (which is also total cash compensation) for our executive officers between the 50th and 75th percentiles (with top quartile opportunity for superior performance) and total equity compensation between the 50th and 75th percentiles of similar companies. Cash compensation for our officers generally met these standards, particularly in light of the multiple roles fulfilled by our three executive officers. We believe that these levels will enable us to attract, retain and motivate executives of high quality, while at the same time keep our overall compensation levels in line with those of comparable companies.

2009 Compensation Components

The primary elements of each executive officer’s compensation package generally consist of:

•	salary; and

•	long-term incentives in the form of stock options.

However, for the year ended December 31, 2009, the executive officers received salary only. Initial grants were provided in October 2008 in connection with the Spin-Off, and the first refresh grants were budgeted for January 2010.

In determining the elements of the compensation packages for the executive officers, we applied our compensation philosophy and principles and considered the advice of, and materials provided by, AON and Equilar concerning compensation levels for executives at comparable companies. Our objective was to establish a mix that would facilitate the following objectives:

•	retention;

•	alignment of compensation with the achievement of key performance objectives;

•	alignment with stockholder interests; and

•	ownership of our stock by our executive officers.

Salary. The salary for each executive officer is set on the basis of the position and the salary levels in effect for comparable positions with other comparable companies in the industry. Salaries are generally targeted between the 50th and 75th percentiles, with the opportunity for high-performers to have salaries that reflect their experience, performance and contributions. During the annual review, the Committee determined that the targeted annual compensation for 2009 was competitive with the pay targets established by the Compensation Committee. The 2009 base salaries for our executive officers were as follows: Mr. Davis—$450,000; Mr. Chamness—$285,000; and Mr. McConnell—$285,000. For 2010, base salaries are unchanged. Mr. Davis waived his contractual right to an increase in his base salary. The Compensation Committee determined that salary alone was an adequate basis for short term compensation, and that stock incentives would be used for the long-term elements of incentive programs.

Annual Cash Incentive Compensation. In 2009, the Company changed its executive compensation package to eliminate the annual cash incentive, in an effort to increase the long term value orientation of executive compensation and further align the interests of our executive officers with those of stockholders. We believe that bonus programs have become too complex and inflexible in the current economic environment. Bonus programs frequently demotivate and disincent management, cause misalignment with shareholder interests (particularly in the long term), risk public disclosure of confidential and strategic information, and are difficult to create and administer in the current regulatory environment. The Compensation Committee determined that the nature of our business, including the long-term nature of our strategy for building stockholder value and the relative lack of meaningful year-end cut-offs, is not currently well-suited for the use of traditional annual cash incentive compensation programs.

Equity Compensation. No equity awards were made to the Named Executive Officers in 2009, due to the timing of the initial grant and the refresh grant discussed above.

Benefits and Perquisites. The Compensation Committee establishes benefits for the named executive officers based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The benefits received by our executive officers are the same as for all other employees and include participation in our health, dental and vision plans and our disability and life insurance plans.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based.

The Compensation Committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant. The Compensation Committee reviews proposed compensation plans in light of applicable tax deductions, and generally seek to maximize the deductibility for tax purposes of all elements of compensation. However, the Compensation Committee may approve compensation that does not qualify for deductibility if and when the Compensation Committee deems it to be in our best interests to do so.

SUMMARY COMPENSATION TABLE

The following table contains information in summary form concerning the compensation paid to our chief executive officer, our chief financial officer and our only other executive officer (each, a “Named Executive Officer”) during the years ended December 31, 2009, December 31, 2008 and December 31, 2007. The information included in the tables below for fiscal 2008 generally reflects compensation earned by the Named Executive Officers for services rendered to Old Digimarc and its subsidiaries from January 1, 2008 to August 1, 2008 and for services rendered to us from August 2, 2008 to December 31, 2008. The information included in the Summary Compensation Table for fiscal 2007 reflects compensation earned by the Named Executive Officers for services rendered to Old Digimarc and its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Bruce Davis,	2009	$450,000	—	—		—		—		8,575	(3)	458,575
Chief Executive Officer and Chairman of the Board of Directors	2008	$410,000	—	25,000	(4)	3,552,523	(4)	135,000	(4)	6,492		5,255,775
				431,080	(5)	367,680	(5)	328,000	(5)
	2007	$410,000	—	455,964		424,210		—		6,750		1,296,924

Robert P. Chamness,	2009	$285,000	—	—		—		—		8,575	(3)	293,575
Executive Vice President, Chief Legal Officer and Secretary	2008	$250,000	—	157,100	(4)	881,832	(4)	60,000	(4)	6,900		1,903,822
				233,830	(5)	66,182	(5)	137,500	(5)	120,478
	2007	$250,000	—	113,991		127,263		—		6,750		498,004

Michael McConnell,	2009	$285,000	—	—		—		—		8,575	(3)	293,575
Executive Vice President, Chief Financial Officer and Treasurer	2008	$260,000	—	12,500	(4)	881,832	(4)	60,000	(4)	6,900		1,642,140
				149,220	(5)	128,688	(5)	143,000	(5)
	2007	$260,000	—	151,988		169,684		—		6,750		588,422

(1)	These amounts do not reflect compensation actually received by the Named Executive Officer. These amounts represent the aggregate grant date fair value of the stock awards granted in 2008 and 2007, computed in accordance with ASC 718. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal years. The awards for which the aggregate grant date fair value is shown in this column include awards described under “—Narrative to Summary Compensation Table—Equity Compensation.” The amounts shown in this column reflect Old Digimarc stock-based awards. See “—Narrative to Summary Compensation Table—Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off” for a discussion of the adjustment of Old Digimarc stock-based awards in connection with the Spin-Off.
(2)	These amounts do not reflect compensation actually received by the Named Executive Officer. These amounts represent the aggregate grant date fair value of the stock options granted in 2008 and 2007, computed in accordance with ASC 718. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal years. The awards for which the aggregate grant date fair value is shown in this column include awards described under “—Narrative to Summary Compensation Table—Equity Compensation” and in the Outstanding Equity Awards at Fiscal Year-End Table. The amounts shown in this column reflect both Old Digimarc stock option awards and stock option awards granted by us. See “—Narrative to Summary Compensation Table—Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off” for a discussion of the adjustment of Old Digimarc stock option awards in connection with the Spin-Off.
(3)	These amounts consist of matching contributions to our 401(k) plan made for the 2009.
(4)	Reflects equity awards or non-equity incentive bonus granted by us, intended to cover the period beginning with the Spin-Off through the end of 2008.

(5)	Reflects equity awards or non-equity incentive bonus granted by Old Digimarc prior to the Spin-Off. All of these stock option and restricted stock awards vested in connection with the change of control of Old Digimarc.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off

Treatment of Old Digimarc Stock Options

All outstanding options to purchase shares of Old Digimarc common stock became fully vested and exercisable prior to the record date and time for the Spin-Off. Holders of Old Digimarc stock options were given the opportunity to exercise their stock options on or prior to the record date and time. The holders of Old Digimarc common stock issued upon exercise were entitled to receive shares of our common stock in connection with the Spin-Off. All Old Digimarc stock options that were not exercised or cancelled prior to the Spin-Off were cancelled and null and void as of the effective time of the Spin-Off.

Treatment of Old Digimarc Restricted Stock

All outstanding shares of Old Digimarc restricted stock became fully vested and entitled to a distribution of shares of our common stock in connection with the Spin-Off.

Employment Agreement with Mr. Davis

In connection with the Spin-Off from Old Digimarc, we entered into an employment agreement with our Chief Executive Officer, Bruce Davis. Pursuant to our employment agreement with Mr. Davis, we agreed to pay Mr. Davis a base salary of $410,000 per year through December 31, 2008, $450,000 per year commencing on January 1, 2009 through December 31, 2009, not less than $470,000 per year commencing on January 1, 2010 through December 31, 2010, and not less than $495,000 per year commencing on January 1, 2011 through the end of the term of the agreement. In addition, Mr. Davis received a performance bonus in the amount of $135,000 for the period beginning on August 1, 2008 and ending on December 31, 2008. Pursuant to the terms of his employment agreement, Mr. Davis received an initial grant of 564,000 stock options, as described above under “Equity Compensation.” Mr. Davis has agreed not to participate in executive bonus programs during the remainder of the term of his employment agreement, and he waived his contractual right to an increase in base salary for 2010. Mr. Davis receives vacation and other benefits as are generally provided to other Digimarc executives. The employment agreement provides that as long as Mr. Davis serves as our Chief Executive Officer, it is our intention that he will be nominated to serve as a director and as chairman of our Board of Directors. The employment agreement provides for a term beginning on October 29, 2008 and ending on October 29, 2011.

Other than the agreement with Mr. Davis described above, there are no employment contracts between Named Executive Officers and Digimarc. However, as described more fully under “2009 Potential Payments Upon Termination or Change in Control,” on October 29, 2009, the Compensation Committee approved a more limited Change of Control Retention Agreement between Digimarc and each of Messrs. Chamness and McConnell.

Annual Cash Incentive Compensation

Following the Spin-Off, the Compensation Committee established potential bonuses for Messrs. Davis, Chamness and McConnell under a Short-Term Incentive Plan for performance through the end of 2008. Targets for this period were set at $135,000, $60,000 and $60,000, respectively, based on the achievement of successfully separating and launching our company, listing of the company’s shares on Nasdaq, establishing strategy, formulating operating plans, and aligning the organization with the plan and strategy. Based on consideration of several economic factors and individual performance of the management team, the Board of Directors determined that 100% of the target bonuses had been earned under the Short-Term Incentive Plan as of December 19, 2008.

Equity Compensation

Equity awards are made to our Named Executive Officers and non-employee directors in accordance with the provisions of the 2008 Plan, which was approved by our sole stockholder, DMRC LLC, prior to the Spin-Off, and approved and adopted by the stockholders of Digimarc at the 2009 annual meeting of stockholders.

Stock Options. On October 30, 2008 the Compensation Committee granted stock options to each of our Named Executive Officers pursuant to our 2008 Plan. These options, which are non-qualified stock options, have an exercise price of $9.64 per share (which was the closing price of our common stock on the Nasdaq Global Market on October 30, 2008) and a term of ten years. The options become exercisable in monthly installments over a four-year period, contingent upon the executive officer’s continued employment with us. The numbers of shares underlying the option awards to each of the Named Executive Officers are as follows: Mr. Davis—564,000, Mr. Chamness—140,000 and Mr. McConnell—140,000. None of our Named Executive Officers received stock option grants in 2009. Refresh grants of stock options were made to our Named Executive Officers in January of 2010. The numbers of shares underlying the option awards to each of the Named Executive Officers are as follows: Mr. Davis—70,000, Mr. Chamness—20,000 and Mr. McConnell—20,000.

On January 2, 2008, the compensation committee of Old Digimarc granted stock options to each of the Named Executive Officers under its 1999 Stock Incentive Plan. All options granted to the Named Executive Officers by Old Digimarc in 2008 were intended to be incentive stock options, but only to the extent that the aggregate fair market value of the common stock with respect to which the stock options were exercisable for the first time during any calendar year under all of Old Digimarc’s equity incentive plans for each executive did not exceed $100,000. Any excess over $100,000 was treated as a non-qualified stock option. Each option had a term of ten years and was to vest and become exercisable with respect to 1/48 of the total number of shares granted on each monthly anniversary of the grant date, over the four year period from the date of grant. Each option had an exercise price of $8.29 per share (which was the closing price of Old Digimarc’s common stock on the Nasdaq Global Market on January 2, 2008). The options became fully vested and exercisable prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of common stock of Old Digimarc received in connection with the exercise of the option. The number of shares underlying these option awards to each of the Named Executive Officers by Old Digimarc were as follows: Mr. Davis—100,000, Mr. Chamness—18,000 and Mr. McConnell—35,000.

Series A Redeemable Nonvoting Preferred Stock. On August 2, 2008, in connection with the completion of the Spin-Off, we granted 5,000, 2,500 and 2,500 shares of Series A Redeemable Nonvoting Preferred stock to Messrs. Davis, Chamness and McConnell, respectively. The terms of the Series A Redeemable Nonvoting Preferred are set forth in our Restated Certificate of Incorporation. In the event of the liquidation, dissolution or other winding up of the company, before any payment or distribution is made to the holders of common stock, holders of the Series A Redeemable Nonvoting Preferred stock will be entitled to receive a value of $5.00 per share of Series A Redeemable Nonvoting Preferred stock held by the stockholder. The Series A Redeemable Nonvoting Preferred stock has no voting rights, except as required by law, and may be redeemed by the board of directors at any time on or after June 18, 2013.

Stock Award. On October 30, 2008, Mr. Chamness was awarded 15,000 shares of restricted stock in recognition of individual performance and the achievement of the Spin-Off and the sale of Old Digimarc’s secure ID business to L-1. The shares became fully vested as of the date of grant.

Time Based Restricted Stock. None of our Named Executive Officers received time based restricted stock in 2009, nor will they in 2010. On January 2, 2008, the compensation committee of Old Digimarc granted shares of time based restricted stock to each of the Named Executive Officers under its 1999 Stock Incentive Plan. These restricted stock awards were to vest with respect to 25% of the total number of shares granted on each anniversary of the grant date, over the four year period from the date of grant. The restricted shares became fully vested prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of Old Digimarc time based restricted stock that vested.

The numbers of shares of time based restricted stock granted to each of the Named Executive Officers by Old Digimarc in 2008 were as follows: Mr. Davis—28,000, Mr. Chamness—18,000 and Mr. McConnell—8,000.

Performance Based Restricted Stock. None of our Named Executive Officers received performance based restricted stock in 2009, nor will they in 2010. On January 2, 2008, the compensation committee of Old Digimarc granted shares of performance based restricted stock to each of the Named Executive Officers under its 1999 Stock Incentive Plan. The form of agreement used in connection with the grant of Old Digimarc performance based restricted stock in 2008 provided that the shares would fully vest, subject to the terms of the agreement, if the revenue for designated annual periods were equal to or greater than specified threshold targets. If, for the period from the date of grant to December 31, 2008, Old Digimarc’s revenue were equal to or greater than the specified revenue target, then 33% of the shares would vest on March 1, 2009. If the 2009 revenue target were met, 66% of the shares (net of any previously vested) would have vested on March 1, 2010, even if the 2008 target had not been met. If the 2010 revenue target were met, 100% of the shares (net of any shares previously vested) would vest on March 1, 2011, even if the 2008 and/or 2009 targets had not been met. The performance based restricted shares became fully vested prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of common stock of Old Digimarc performance based restricted stock that vested. The numbers of shares of performance based restricted stock granted to each of the Named Executive Officers by Old Digimarc in 2008 were as follows: Mr. Davis—24,000, Mr. Chamness—9,000, and Mr. McConnell—10,000.

On January 2, 2007, the compensation committee of Old Digimarc granted shares of performance based restricted stock to each of the Named Executive Officers under its 1999 Stock Incentive Plan. The form of agreement used in connection with the grant of Old Digimarc performance based restricted stock to its executive officers in 2007 provided that the shares would fully vest, subject to the terms of the agreement, if the Total Stockholder Return (as defined below) for certain specified periods were equal to or greater than specified percentile targets as compared to the weighted peer group used by Old Digimarc’s compensation committee for the purposes of determining executive compensation for 2007. If, for the period from the date of grant to December 31, 2009, Old Digimarc’s Total Stockholder Return were equal to or greater than the 60 th percentile performance of the weighted peer group, then the shares would vest in full as of December 31, 2009. However, if, for the period from the date of grant to December 31, 2008, Old Digimarc’s Total Stockholder Return were equal to or greater than the 75th percentile performance of the weighted peer group, then the shares would vest in full as of December 31, 2008. Assuming that all conditions were satisfied, the shares would vest and no longer be subject to forfeiture as of the date on which the performance condition was satisfied. Subject to certain exceptions, all rights to shares of performance based restricted stock were contingent on the executive remaining continuously employed by Old Digimarc, or any parent or subsidiary of Old Digimarc, from the grant date through the vesting date. The restricted shares became fully vested prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of Old Digimarc performance based restricted stock that vested. The number of shares of performance based restricted stock granted to each of the Named Executive Officers by Old Digimarc in 2007 was as follows: Mr. Davis—30,000, Mr. Chamness—7,500 and Mr. McConnell—10,000.

Old Digimarc calculated Total Stockholder Return by dividing (i) the change in the share price from December 31, 2006 to the end of the relevant measurement period, plus dividends paid during such period (including stock splits, cash dividends, stock dividends and share repurchases) by (ii) the share price at the date of grant. For purposes of the above calculation, the share price is the closing price on the relevant measurement date. Because the stock markets were closed on January 1, 2007 (the beginning of the measurement periods), Old Digimarc used the closing price on Friday, December 29, 2006, which was the last preceding trading date for which a closing price was reported. Accordingly, the share price of Old Digimarc common stock on January 1, 2007 was deemed to be $8.79, the closing price of Old Digimarc common stock on December 29, 2006.

For purposes of determining whether Old Digimarc met the performance conditions, the Total Stockholder Return of each of the peer companies in Group I was weighted by a factor of three and the Total Stockholder

Return of each of the peer companies in Group II was given no additional weighting. Old Digimarc’s compensation committee determined the precise formula to be used to calculate Old Digimarc’s percentile ranking calculation. Old Digimarc’s compensation committee also made additional adjustments to the calculation of Total Stockholder Return and percentile ranking as it deemed appropriate to reflect changes in Old Digimarc’s outstanding shares or any of the companies that comprised the peer group, or other similar non-market factors that may have affected share price. The Old Digimarc compensation committee chose the Total Stockholder Return of Old Digimarc relative to its peer group as the performance measure in order to closely align a portion of compensation with direct benefit to stockholders.

Salary and Bonus in Proportion to Total Compensation

In 2009, each of Messrs. Davis, Chamness and McConnell received 100% of his total compensation reported in the Summary Compensation Table in the form of base salary. The percentage of total compensation comprised of salary is higher than in other years because the Named Executive Officers did not receive any cash incentive awards or any stock incentive awards in 2009. Please see “—Executive Compensation—Compensation Policy and Programs,” for a description of the objectives of our compensation program and overall compensation philosophy.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides summary information, as to the Named Executive Officers, concerning outstanding equity awards as of December 31, 2009.

	Grant Date	Option Awards(1)
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name		Exercisable	Unexercisable
Bruce Davis	10/30/08	164,500	399,500	$9.64	10/30/18
Robert Chamness	10/30/08	40,833	99,167	$9.64	10/30/18
Michael McConnell	10/30/08	40,833	99,167	$9.64	10/30/18

(1)	Option awards vest monthly over a four-year period following the date of grant contingent upon the executive officer’s continued employment with us.

The awards in the 2009 Outstanding Awards at Fiscal Year-End Table include awards that are also described in the Summary Compensation Table and under “—Narrative to Summary Compensation Table—Equity Compensation.”

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Davis Employment Agreement. In connection with the Spin-Off from Old Digimarc, we entered into an employment agreement with Mr. Davis, which is described under “—Narrative to Summary Compensation Table—Employment Agreement with Mr. Davis.” The employment agreement provides that if Digimarc terminates Mr. Davis’ employment without cause (as defined below), or if Mr. Davis terminates his employment for good reason (as defined below), in either case other than following a change of control (as defined in the employment agreement), Mr. Davis’ stock options and restricted stock that would have vested if Mr. Davis’ employment had continued for an additional twenty-four (24) months will immediately and fully vest, and Digimarc will be obligated to continue to pay Mr. Davis the benefits described below for two years from the date of termination. “Cause” is defined as “(i) any act of personal dishonesty by [Mr. Davis] in connection with his responsibilities as an officer or employee of Digimarc, (ii) Mr. Davis’ conviction of a felony, (iii) any act by Mr. Davis which constitutes gross negligence or willful misconduct, (iv) any material violation by Mr. Davis of his employment duties provided that if such violation is curable, it has not been cured within (30) days after delivery to Mr. Davis of a written demand for cure, or (v) any act that would constitute a material violation of Digimarc’s code of conduct or code of ethics or a material violation of any restrictive covenants contained in the employment agreement or any other agreement between Digimarc and Mr. Davis or any Digimarc plan or program.” “Good Reason” includes any of the following changes, if done without Mr. Davis’ prior written consent: “(i) a material reduction in Mr. Davis’ authority, duties or responsibilities; (ii) a material reduction in Mr. Davis’ salary or bonus target other than as specifically set forth in the employment agreement or (iii) relocation of Mr. Davis’ geographic work location to a location that is more than 50 miles from Mr. Davis’ geographic work location on the date of the employment agreement, except for required travel in furtherance of Digimarc’s business to the extent consistent with Mr. Davis’ duties.” For a period of two years following the date of termination, Mr. Davis would continue to receive base compensation at the level in effect on the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, we would also provide, for Mr. Davis and his dependents, continued health, disability and other fringe benefits as are generally provided to other executives of Digimarc.

The employment agreement further provides that in the event that Digimarc terminates Mr. Davis’ employment without cause or Mr. Davis terminates his employment for good reason, in either case within eighteen (18) months following a change of control (as defined in the employment agreement), Mr. Davis’ stock options and restricted stock will immediately and fully vest. For a period of two years following the date of termination, Mr. Davis would continue to receive base salary and bonus at the level in effect on the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, we would also provide, for Mr. Davis and his dependents, continued health, disability and other fringe benefits as are generally provided to other executives of Digimarc.

The employment agreement provides that in the event that Mr. Davis’ employment terminates due to death or permanent disability, Mr. Davis’ stock options and restricted stock that would have vested if Mr. Davis’ employment had continued for an additional twenty-four (24) months will immediately and fully vest and become exercisable. If Mr. Davis’ employment terminates due to death and Mr. Davis has been unable to obtain the life insurance policy provided for in the employment agreement, Mr. Davis would also continue to receive base compensation at the level in effect on the date of termination, for a period of six (6) months following the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis’ employment had not terminated.

In consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. Davis has agreed to specified non-competition and non-solicitation obligations in our favor.

Change of Control Retention Agreements. On January 2, 2007, the compensation committee of Old Digimarc approved a form of Change of Control Retention Agreement between Old Digimarc and each of Messrs. Chamness and McConnell. We assumed Old Digimarc’s liabilities under these agreements in connection with the Spin-Off. The Change of Control Retention Agreement was effective through July 31, 2009, one year from the day preceding the change in control which occurred when L-1 purchased more than 50% of the common stock of Old Digimarc, and provided for specified severance benefits in the event of termination of the executive without cause by Digimarc, or termination by the executive for good reason, within 12 months following a change of control of Digimarc.

On October 29, 2009, the Compensation Committee approved a form of Change of Control Retention Agreement to be entered into by and between Digimarc and each of Messrs. Chamness and McConnell. The Change of Control Retention Agreement is effective until December 31, 2012 and provides for certain severance benefits in the event of termination of the executive without cause by Digimarc, or termination by the executive for good reason, within 12 months following a change of control of Digimarc during the term of the Change of Control Retention Agreement. “Cause” is defined as willful misconduct that is significantly injurious to us; fraud, dishonesty, embezzlement, misrepresentation or theft of Digimarc property; conviction of (or plea of no contest to) a felony or crime involving moral turpitude; breach of any agreement with Digimarc; unauthorized disclosure of Digimarc’s proprietary or confidential information or breach of any confidentiality/invention/proprietary information agreement(s) with Digimarc; violation of our Code of Ethics (if applicable), Code of Business Conduct and Ethics or any other employment rule, code or policy; continued failure or refusal to follow our lawful instructions after five days has passed following delivery of a written notice identifying the failure or refusal; a court order or a consent decree barring the executive from serving as an officer or director of a public company; or continued failure to meet and sustain an acceptable level of performance of Executive’s duties and obligations to Digimarc for thirty days following notice of failure to perform.

“Good reason” is defined as a substantial reduction in duties or responsibilities (with certain exceptions); a material reduction in base salary, benefits or total cash compensation, other than as part of an overall reduction for all employees at the same level; a mandatory transfer to another geographic location more than 35 miles from the prior location of employment, other than normal business travel obligations; the failure of a successor to Digimarc to assume the obligations under the agreement; or Digimarc’s failure to comply with its obligations under the agreement.

The severance benefits payable upon such a termination include 12 months’ salary and up to 18 months’ premiums necessary to continue the executive’s health insurance coverage under our health insurance plan and are conditioned upon the executive signing a release of claims.

Stock Options under the 2008 Plan. The 2008 Plan provides that, unless the Committee otherwise determines in the grant document, an employment agreement or other agreement between the plan participant and us, all outstanding awards that are not performance shares or performance units will fully vest and become exercisable immediately prior to a change in control (as defined in the 2008 Plan). In the event of a change in control which constitutes a company transaction (as defined in the 2008 Plan) all outstanding awards will become fully and immediately exercisable if and to the extent that the awards are not assumed or replaced by the successor company. Notwithstanding the foregoing, the Compensation Committee has discretionary authority to determine the terms and conditions of any award granted under the 2008 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,167,323	$9.65	1,146,134
Equity compensation plans not approved by security holders	—	—	—

Total	1,167,323	$9.65	1,146,134

(1)	The 2008 Plan was approved in July 2008, prior to the Spin-Off, by our sole stockholder, DMRC LLC, and, following the Spin-Off was approved and adopted by our stockholders at the 2009 annual meeting of stockholders held on May 1, 2009.

Shares available for issuance under our 2008 Plan may be granted pursuant to stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units, and cash-based awards, which may be granted to officers, directors, employees, consultants, agents, advisors and independent contractors who provide services to us and our affiliated companies.

Our non-employee directors receive options grants under our Equity Compensation Program for Non-Employee Directors adopted by the Board of Directors and administered under our 2008 Plan. Each non-employee director receives an initial grant of an option to purchase 20,000 shares upon election as a director, and receives an annual option grant for 7,500 shares, on the date of each annual meeting of stockholders. All options are granted with an exercise price equal to the fair market value of our stock on the grant date. Initial option grants vest and become exercisable over the two year period commencing on the date of grant, with 50% of the options to vest and become exercisable on the first anniversary of the date of grant and 1/12th of the remaining shares to vest and become exercisable monthly thereafter. Annual option grants are made immediately following each annual stockholder meeting and vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 15, 2010 by:

•	each person or entity known by us to own beneficially more than five percent of our common stock;

•	our chief executive officer, each of the other Named Executive Officers and each of our directors; and

•	all of our executive officers and directors as a group.

The beneficial ownership is calculated based on 7,303,634 shares of our common stock outstanding as of February 15, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days after February 15, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual. The address of each of the executive officers and directors is: care of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Burnham Asset Management Corporation Burnham Securities Inc.(1)	851,633	11.66%
1325 Avenue of the Americas New York, NY 10019

Koninklijke Philips Electronics N. V.(2)	552,536	7.57%
Eindhoven, The Netherlands

The Clark Estates, Inc.(3)	370,673	5.11%
One Rockefeller Plaza, 31st Floor New York, NY 10020

Named Executive Officers:
Bruce Davis(4)	297,259	3.96%
Michael McConnell(5)	96,465	1.31%
Robert Chamness(6)	96,166	1.31%

Directors:
James T. Richardson(7)	45,726	*
William Miller(7)	34,298	*
Bernard Whitney(7)	28,726	*
Peter W. Smith(7)	28,269	*
All executive officers and directors as a group (7 persons)	626,909	8.15%

*	Less than 1%.
(1)	Burnham Asset Management Corporation (“Burnham”) serves as the investment manager for a number of managed accounts with respect to which it has dispositive authority. The reporting persons disclaim beneficial ownership of the common stock. This information is based solely on the Schedule 13G filed by Burnham on February 12, 2010.
(2)	This information is based solely on the Schedule 13G filed by Koninklijke Philips Electronics N.V. on July 16, 2009.

(3)	The Clark Estates, Inc. serves as an investment advisor for a number of clients who have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. This information is based solely on the Schedule 13G filed by The Clark Estates, Inc. on February 16, 2010.
(4)	Includes options for 204,125 shares of Common Stock exercisable within 60 days of February 15, 2010. Of this amount, 30,171 shares are held in trust for the children of Mr. Davis, and the balance are held and controlled by Mr. Davis. This amount does not include 5,000 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Davis in August of 2008, as discussed under “—Narrative to Summary Compensation Table—Equity Compensation—Series A Redeemable Nonvoting Preferred Stock” above.
(5)	Includes options for 50,833 shares of Common Stock exercisable within 60 days of February 15, 2010. This amount does not include 2,500 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. McConnell in August of 2008, as discussed under “—Narrative to Summary Compensation Table—Equity Compensation—Series A Redeemable Nonvoting Preferred Stock” above.
(6)	Includes options for 50,833 shares of Common Stock exercisable within 60 days of February 15, 2010. This amount does not include 2,500 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Chamness in August of 2008, as discussed under “—Narrative to Summary Compensation Table—Equity Compensation—Series A Redeemable Nonvoting Preferred Stock” above.
(7)	Includes options for 21,041 shares of Common Stock exercisable within 60 days of February 15, 2010.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Approving Transactions with Related Persons

Our Governance and Nominating Committee, in executing the responsibilities delegated to it, reviews, considers, and approves, rejects or qualifies all related person transactions between Digimarc and our officers, directors, principal stockholders and affiliates. The Governance and Nominating Committee consists of disinterested, non-employee directors. The Governance and Nominating Committee has determined that, as a general rule, transactions between Digimarc and its officers, directors, principal stockholders and affiliates should be on terms no less favorable to us than could be obtained from unaffiliated third parties. Digimarc maintains written policies governing such transactions.

Before our separation from Old Digimarc, we entered into a separation agreement, which contained many of the key provisions related to our separation from Old Digimarc and the distribution of shares of our common stock to Old Digimarc record holders, and a transition services agreement with Old Digimarc to effect the separation and provide a framework for our relationships with Old Digimarc after the separation. These agreements governed the relationship between us and Old Digimarc subsequent to the completion of the distribution and provided for the allocation between us and Old Digimarc of Old Digimarc’s assets and liabilities (including employee benefits and tax-related assets and liabilities) related to its digital watermarking business, attributable to periods prior to our separation from Old Digimarc. The terms of the separation agreement and transition services agreement are set forth in our Registration Statement on Form 10 filed with the SEC on October 14, 2008, under the heading “Our Relationship with Old Digimarc after the Spin-Off.”

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and changes in their beneficial ownership of our common stock and other equity securities with the SEC and The Nasdaq Global Market. To our knowledge, based solely on review of the copies of reports furnished to us and written representations from reporting persons regarding compliance, during the year ended December 31, 2009, we believe that all applicable Section 16(a) transactions were reported on a timely basis.

Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Pursuant to our Amended and Restated Bylaws, for a stockholder nomination of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposal to the Secretary of Digimarc. To be timely for the 2011 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than January 1, 2011 and no later than January 31, 2011.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2011 Annual Meeting of Stockholders must be received by us not later than November 17, 2010 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority. The proxies to be solicited by us through our Board of Directors for the 2011 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at the annual meeting if we fail to receive notice of the stockholder’s proposal for the meeting by January 31, 2011.

Single and Multiple Mailings

If you requested a print version of our proxy materials and share an address with another stockholder, you may receive only one set of proxy materials (including our annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of our proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at: Digimarc Corporation, Attn: Investor Relations, 9405 S.W. Gemini Drive, Beaverton, OR 97008, Phone: (503) 469-4800, Fax: (503) 469-4771. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Form 10-K

We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2009. Written requests should be mailed to Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Other Materials

All materials filed by us with the SEC can be obtained at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Other Business

The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of Digimarc.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card or notice of internet availability of our proxy materials. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Bruce Davis

Chief Executive Officer

Beaverton, Oregon

March 16, 2010

Appendix A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is entered into as of the             day of             , 2010, by and between Digimarc Corporation, a Delaware corporation (“Digimarc Delaware”), and Digimarc Oregon Corporation, an Oregon corporation (“Digimarc Oregon”).

RECITALS

A. The Board of Directors and shareholders of Digimarc Oregon and the Board of Directors and stockholders of Digimarc Delaware have determined that it is in the best interests of each entity and their respective shareholders or stockholders to merge Digimarc Delaware with and into Digimarc Oregon, pursuant to this agreement and plan of merger (“Merger Agreement”).

B. The parties intend that Digimarc Oregon shall be the surviving corporation in such merger and that such merger shall constitute a tax-free reorganization described under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

AGREEMENT

The parties agree as follows:

1. Merger of Digimarc Delaware with and into Digimarc Oregon. At and upon the Effective Time:

1.1 Merger. Digimarc Delaware shall be merged with and into Digimarc Oregon (the “Merger”), and Digimarc Oregon shall survive as a corporation continuing to operate under the name “Digimarc Corporation” (the “Surviving Corporation”), organized under and governed by the laws of the state of Oregon. The separate existence of Digimarc Delaware shall cease.

1.2 Vesting of Assets. All of the property, rights, privileges, powers, franchises, patents, trademarks, trade names, licenses, registrations and other assets, tangible and intangible, of Digimarc Delaware shall be transferred to, vested in, devolve upon and become part of the assets of the Surviving Corporation, without further act or deed.

1.3 Assumption of Liabilities. The Surviving Corporation shall assume and be liable for all of the liabilities and obligations of Digimarc Delaware.

1.4 Effective Time. The Merger shall become effective upon filing the documents in accordance with the Delaware General Corporation Law and the Oregon Business Corporation Act.

2. Articles of Incorporation; Bylaws; Directors, and Officers. At and upon the Effective Time:

2.1 Articles of Incorporation. The Articles of Incorporation of Digimarc Oregon in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, such Articles of Incorporation shall automatically be amended to change the name of the Surviving Corporation to Digimarc Corporation.

2.2 Bylaws. The Bylaws of Digimarc Oregon in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, except that such Bylaws shall automatically be amended to change the name of the Surviving Corporation to Digimarc Corporation.

2.3 Directors; Officers. Those persons who are the directors of Digimarc Delaware immediately prior to the Effective Time shall become the directors of the Surviving Corporation and shall hold office in each case through the expiration of their terms as such terms would have been with Digimarc Delaware until their successors are elected and qualify or their prior resignation, removal or death. Those persons who are officers of Digimarc Delaware immediately prior to the Effective Time, shall become the officers of the Surviving Corporation, and Bruce Davis shall become the President of the Surviving Corporation, and each officer shall hold office in each case at the pleasure of the Board of Directors of the Surviving Corporation.

2.4 Committees. Those persons who are members of committees of the Board of Directors of Digimarc Delaware immediately prior to the Effective Time shall become members of the corresponding committees of the Board of Directors of the Surviving Corporation, and they shall hold office in each case at the pleasure of the Board of Directors of the Surviving Corporation. The Charters of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors of Digimarc Delaware, as amended, shall be the Charters of the corresponding committees of the Surviving Corporation at the Effective Time, and shall remain in effect until modified or rescinded.

3. Exchange Of Shares. At and upon the Effective Time:

3.1 Shares of Digimarc Oregon. By virtue of the Merger and without any action on the part of the holder, the single share of Common Stock of Digimarc Oregon issued to Digimarc Delaware and currently outstanding shall be cancelled and returned to the status of authorized but unissued.

3.2 Shares of Digimarc Delaware. Each share of Common Stock, par value $0.001, of Digimarc Delaware that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of fully paid, non-assessable, issued and outstanding Common Stock of the Surviving Corporation.

3.3 Stock Certificates. All of the outstanding certificates, which prior to the Effective Time represented shares of Common Stock of Digimarc Delaware, shall be deemed for all purposes to evidence ownership of and to represent shares of Common Stock of the Surviving Corporation into which the shares of Digimarc Delaware represented by such certificates have been converted as herein provided. The registered holder on the books and records of the Surviving Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation evidenced by such outstanding certificate as above provided. The officers, directors, employees, stock transfer agents and registrars of the Surviving Corporation shall, after the Effective Time, continue to honor and process certificates issued by Digimarc Delaware with the same effect as if such certificates represented shares of the Surviving Corporation.

3.4 Certain Options, Restricted Stock and Plans. The Surviving Corporation will assume and continue all of Digimarc Delaware’s stock compensation plans (the “Plans and Programs”), including but not limited to its 2008 Incentive Plan and Equity Compensation Program for Nonemployee Directors under the Digimarc Corporation 2008 Incentive Plan. The outstanding and unexercised portions of all options and rights to buy Common Stock of Digimarc Delaware shall become options or rights for the same number of shares of the Common Stock of the Surviving Corporation with no other changes in the terms and conditions of such options or rights, including exercise prices, the outstanding restricted stock awards shall become restricted stock awards for the same number of shares of Common Stock of the Surviving Corporation with no other changes in the terms and conditions of such restricted stock awards, including vesting schedules, and effective as of the Effective Time, the Surviving Corporation hereby assumes the outstanding and unexercised portions of such options, the outstanding and unvested portions of such restricted stock awards and the rights and obligations of Digimarc Delaware with respect thereto. At the Effective Time, the Surviving Corporation shall, and does hereby, assume and agree to perform all of the rights and responsibilities of Digimarc Delaware under all of the Plans and Programs (and agreements relating thereto).

3.5 Other Employee Benefit Plans. The Surviving Corporation will assume all liabilities and obligations of Digimarc Delaware under, and with respect to, any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

4. General Provisions.

4.1 Further Assurances. From time to time, as and when required by Digimarc Oregon or by its successors and assigns, there shall be executed and delivered on behalf of Digimarc Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Digimarc Delaware, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Digimarc Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.2 Amendment. At any time before or after approval by the stockholders of Digimarc Delaware, this Merger Agreement may be amended in any manner (except that Sections 3.1 and 3.2 and any of the other principal terms hereof may not be amended without the approval of the stockholders of Digimarc Delaware) as may be determined in the judgment of the respective Boards of Directors of Digimarc Delaware and Digimarc Oregon to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

4.3 Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Digimarc Delaware or Digimarc Oregon or both, notwithstanding the approval of this Merger Agreement by the stockholders of Digimarc Delaware and the shareholder of Digimarc Oregon.

4.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their corporate names by their respective authorized officers.

DIGIMARC CORPORATION, a Delaware corporation

By

Title:

DIGIMARC OREGON CORPORATION, an Oregon corporation

By

Title:

Appendix B

ARTICLES OF INCORPORATION OF

DIGIMARC OREGON CORPORATION

ARTICLE I

NAME

The name of this Corporation (which is hereinafter referred to as the “Corporation”) is Digimarc Oregon Corporation.

ARTICLE II

PURPOSE

The Corporation shall have the power to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act as amended from time to time (the “Act”).

ARTICLE III

STOCK

Section 1. Authorization. The aggregate number of shares which the Corporation shall have authority to issue is 52,500,000 shares, consisting of (i) 50,000,000 shares of common stock (the “Common Stock”); and (ii) 2,500,000 shares of preferred stock (“Preferred Stock”), $0.001 par value per share.

Section 2. Common Stock. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. On dissolution of the Corporation, after any preferential amount with respect to Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation. Holders of the Common Stock shall not have preemptive rights.

Section 3. Series of Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the Act, and by the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designation, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series shall include determination of the following:

(a) The number of shares in and the distinguishing designation of that series;

(b) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

(c) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

(d) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

(e) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

(f) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

(g) Any other relative rights, preferences and limitations of the series that are permitted by law to vary.

Section 4. Series A Redeemable Nonvoting Preferred Stock. Ten Thousand (10,000) shares of Preferred Stock of the Corporation are hereby designated as Series A Redeemable Nonvoting Preferred Stock (the “Series A Redeemable Nonvoting Preferred”) with the following powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof:

(a) Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph shall have, for the purposes of this Section 4, the meanings herein specified.

(i) Issue Date. The term “Issue Date” shall mean the date that shares of Series A Redeemable Nonvoting Preferred are first issued by the Corporation.

(ii) Junior Stock. The term “Junior Stock” shall mean the Common Stock and any class or series of shares of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the shares of Series A Redeemable Nonvoting Preferred shall have received the Stated Value of all outstanding shares of Series A Redeemable Nonvoting Preferred as of the date of such liquidation, dissolution or winding up, plus any accrued and unpaid dividends to such date.

(iii) Parity Stock. The term “Parity Stock” shall mean, for purposes of this Section 4, any class or series of shares of the Corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Redeemable Nonvoting Preferred.

(iv) Senior Stock. The term “Senior Stock” shall mean any class or series of shares of the Corporation issued after the Issue Date ranking senior to the Series A Redeemable Nonvoting Preferred in respect of the right to receive dividends, or assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

(v) Stated Value. The term “Stated Value” when used in reference to the Series A Redeemable Nonvoting Preferred shall mean $5.00 per share of Series A Redeemable Nonvoting Preferred.

(b) Dividend Rate; Payment. No dividends shall be declared or paid on the Series A Redeemable Nonvoting Preferred.

(c) Liquidation, Dissolution or Other Winding Up of the Corporation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, subject to the prior preferences and other rights of any shares of Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the shares of Series A Redeemable Nonvoting Preferred shall be entitled to be paid the Stated Value of all outstanding shares of Series A Redeemable Nonvoting Preferred as of the date of such liquidation or dissolution or such other winding up, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series A Redeemable Nonvoting Preferred, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall have a preference, then the remaining assets and funds of the Corporation shall be distributed pro rata, on a share-for-share basis, among the holders of shares of Junior Stock. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A Redeemable Nonvoting Preferred and of any shares of Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any shares of Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the shares of Series A Redeemable Nonvoting Preferred and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. For purposes of this Section 4(c), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution, distribution of assets or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

(d) Voting Rights. The Series A Redeemable Nonvoting Preferred shall have no voting rights other than such rights as may be required by law.

(e) Redemption. On or after June 18, 2013, the Corporation at its sole option shall have the right to redeem out of funds lawfully available therefor the Series A Redeemable Nonvoting Preferred, in whole or in part, at any time or from time to time, upon the terms and conditions which shall have been fixed and determined by the Board with respect thereto. The Corporation shall effect redemption by paying cash in an amount per share equal to the Stated Amount.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the Series A Redeemable Nonvoting Preferred to be redeemed at the address shown in the records of the Corporation; provided that, if the Series A Redeemable Nonvoting Preferred is held in book-entry form through DTC, the Corporation may give notice in any manner permitted by DTC. Each notice will state, as appropriate: (i) the redemption date; (ii) the number of shares of Series A Redeemable Nonvoting Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series A Redeemable Nonvoting Preferred are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (v) the CUSIP, ISIN or similar identification number or numbers of the Series A Redeemable Nonvoting Preferred to be redeemed. If fewer than all shares of Series A Redeemable Nonvoting Preferred are to be redeemed, the Board of Directors shall select, in such manner as in its sole discretion it deems appropriate, the Series A Redeemable Nonvoting Preferred to be redeemed, and the notice provided to each such holder thereof will specify the number of shares of Series A Redeemable Nonvoting Preferred to be redeemed from such holder. If notice of redemption of any Series A Redeemable Nonvoting Preferred has been given and if the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of holders of the Series A Redeemable Nonvoting Preferred so called for redemption, then from and after the redemption date, the Series A Redeemable Nonvoting Preferred will no longer be deemed to be outstanding and all rights of holders of such shares will terminate, except the right to receive the redemption price.

(f) Other Terms. Except as may otherwise be provided in this Section 4 or as required by law, the terms of the Series A Redeemable Nonvoting Preferred shall be identical to those of the Common Stock.

Section 5. Series R Participating Cumulative Preferred Stock. An initial Five Hundred Thousand (500,000) shares of Preferred Stock of the Corporation are hereby designated as Series R Participating Cumulative Preferred Stock (the “Series R Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series R Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series R Preferred Stock. The Series R Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof:

(a) Dividends and Distributions. Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series R Preferred Stock with respect to dividends, the holders of shares of Series R Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Corporation’s Board of Directors shall approve (each such date being referred to in this Section 5 as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series R Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.001 and (ii) the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series R Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used in this Section 5 and in the Rights Agreement, dated as of July 31, 2008, between Digimarc Corporation and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), the “Formula Number” shall be 100; provided, however , that if the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

The Corporation shall declare a dividend or distribution on the Series R Preferred Stock as provided in Section 5(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series R Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Corporation’s Board of Directors may fix a record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock and which shall not be more than 60 days prior to the date fixed for payment thereof.

Dividends shall begin to accrue and be cumulative on outstanding shares of Series R Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series R Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a quarterly dividend on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series R Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a quarterly dividend on or prior to the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as the Corporation’s Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

So long as any shares of Series R Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 5(a) to be declared on the Series R Preferred Stock shall have been declared.

The holders of shares of Series R Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Section 5.

(b) Voting Rights. The holders of shares of Series R Preferred Stock shall have the following voting rights:

(i) Each holder of Series R Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series R Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(ii) Except as otherwise provided in this Section 5 or by applicable law, the holders of shares of Series R Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

(iii) Except as provided in this Section 5 or by applicable law, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Designation) for authorizing or taking any corporate action.

(c) Certain Restrictions.

(i) Whenever quarterly dividends or other dividends or distributions payable on the Series R Preferred Stock as provided in Section 5(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series R Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock;

(2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, except dividends paid ratably on the Series R Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series R Preferred Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series R Preferred Stock, or any shares of stock ranking on a parity with the Series R Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Corporation’s Board of Directors) to all holders of such shares upon such terms as the Corporation’s Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Preferred Stock classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 5(c), purchase or otherwise acquire such shares at such time and in such manner.

(d) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock unless, prior thereto, the holders of shares of Series R Preferred Stock shall have received an amount equal to the greater of (i) $0.001 per share and (ii) the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, except distributions made ratably on the Series R Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(e) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series R Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 5(e) and Section 5(a) appear to apply to a transaction, this Section 5(e) will control.

(f) No Redemption; No Sinking Fund.

(i) The shares of Series R Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series R Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series R Preferred Stock in the open market or by offer to any holder or holders of shares of Series R Preferred Stock.

(ii) The shares of Series R Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

(g) Ranking. The Series R Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Corporation’s Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such Preferred Stock and the qualifications, limitations and restrictions thereof.

(h) Fractional Shares. The Series R Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fractional share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series R Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fractional share of Series R Preferred Stock, may elect to (a) make a cash payment as provided in the Rights Agreement for a fractional share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (b) issue depository receipts evidencing such authorized fractional share of Series R Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series R Preferred Stock.

(i) Reacquired Shares. Any shares of Series R Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular Series by the Corporation’s Board of Directors pursuant to the provisions of this Article III.

(j) Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series R Preferred Stock as provided in this Section 5 shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series R Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series R Preferred Stock, voting as a separate class.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Number of Directors. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors.

Section 2. Quorum and Manner of Acting. Unless otherwise provided by applicable law, the presence of a majority of the total number of directors constituting the whole Board (including vacancies and unfilled newly-created directorships) shall be necessary to constitute a quorum for the transaction of business. At all meetings of the Board at which a quorum is present, all matters shall be decided by the affirmative vote of the majority of the directors present, except as otherwise required by law.

Section 3. Removal. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote for the election of directors.

Section 5. Vacancies and Newly Created Directorships. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock or unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the shareholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE V

AMENDING THE BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the shareholders of the Corporation to adopt, amend or repeal any Bylaws. The foregoing notwithstanding, the shareholders of the Corporation shall have no power to adopt, amend or repeal any Bylaws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article V as a single class.

ARTICLE VI

AMENDING THE ARTICLES OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and any other provisions authorized by the laws of the State of Oregon at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article IV, Article V, Article VII, and this Article VI hereof may not be altered, amended or repealed unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VI as a single class.

ARTICLE VII

SHAREHOLDER MEETINGS

Section 1. Written Action. Any action required or permitted to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

Section 2. Special Meetings. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, special meetings of shareholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, or (b) the Board of Directors pursuant to a resolution approved by a majority of the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships, and any power of shareholders to call a special meeting is specifically denied.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent not prohibited by law any current or former officer or director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was acting as a director, officer or agent of the Corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director, officer or employee in any such proceeding in advance of the final disposition of the proceeding if the officer or director sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article VIII and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article VIII. The indemnification and advancement of expenses specifically provided hereby shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding office.

The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VIII (whether by reason of the fact that such person is or was acting as a director, officer or agent of the Corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

ARTICLE IX

DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article IX shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Act. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the Act is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its shareholders shall be limited to the full extent permitted by the Act, as so amended from time to time. No amendment, modification or repeal of this Article, adoption of any provision in these Articles of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of a director or officer of the Corporation under this Article IX with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

ARTICLE X

REGISTERED OFFICE AND AGENT

The name of the initial registered agent of the corporation and the address of its registered office are as follows:

Corporation Service Company

285 Liberty Street, NE

Salem, OR 97301-3865

ARTICLE XI

INCORPORATOR

The name and address of the incorporator are:

Gina Hagedorn

1120 NW Couch Street, Tenth Floor

Portland, Oregon 97209-4128

ARTICLE XII

NOTICES

The address where the State of Oregon Corporation Division may mail notices to the corporation is:

9405 S.W. Gemini Drive

Beaverton, Oregon 97008

The undersigned incorporator has executed these Articles of Incorporation this      day of                     , 2010.

, Incorporator

The name and telephone number of the person to contact about this filing are:

Susan E. Kipper

(503) 727-2045

Appendix C

BYLAWS

OF

DIGIMARC OREGON CORPORATION

Incorporated under the Laws of the State of Oregon

ARTICLE I

SHAREHOLDERS

Section 1.1    Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

Section 1.2    Special Meetings. Special meetings of the shareholders may be called only by the Chairman of the Board or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors that the corporation would have if there were no vacancies or unfilled newly created directorships (the “Whole Board”).

Section 1.3    Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other places within or without the State of Oregon, as may be determined by the Board of Directors. The Board of Directors may, at its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Oregon Business Corporation Act (the “Act”).

Section 1.4    Notice of Meetings. Written notices stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, the notice shall be effectively given when it is mailed to the shareholder with postage prepaid at the shareholder’s address shown in the corporation’s current record of shareholders.

Section 1.5    Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 1.6    Record Date.

(a) For the purpose of determining shareholders entitled to notice of a shareholders’ meeting or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

Section 1.7    Shareholders’ List for Meeting. After a record date for a meeting is fixed, the corporation shall prepare an alphabetical list of the names of all of its shareholders entitled to notice of a shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholder’s list does not affect the validity of action taken at the meeting.

Section 1.8    Quorum: Adjournment. Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter. Any meeting of shareholders, annual or special, may be adjourned solely by the chairman of the meeting from time to time to reconvene at the same or some other time, date and place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a meeting shall not have authority to adjourn the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 1.9    Voting Requirements: Action Without Meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Directors are elected by a plurality of votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

Section 1.10    Proxies.

A shareholder may vote shares in person or by proxy. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided for in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

Section 1.11    Advance Notice of Shareholder Nominees and Shareholder Business.

(a) Advance Notice of Shareholder Business.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the

Board of Directors, or (C) by a shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 1.11(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 1.11(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i) To comply with clause (C) of Section 1.11(a) above, a shareholder’s notice must set forth all information required under this Section 1.11(a) and must be timely received by the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 1.11(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to approve the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 1.11, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.11(a) and, if applicable, Section 1.11(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.11(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 1.11(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the corporation who (1) was a shareholder of record at the time of the giving of the notice required by this Section 1.11(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 1.11(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(i) To comply with clause (B) of Section 1.11(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 1.11(b) and must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.11(a)(i) above.

(ii) To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(1) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Oregon law with respect to the corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 1.11(a)(ii) above, and the supplement referenced in the second sentence of Section 1.11(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board of Directors, any person nominated by a shareholder for election as a director must furnish to the Secretary of the corporation (1) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 1.11(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 1.11(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) Nominations of persons for election to the Board of Directors shall be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 1.11(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Sections 1.11(b)(ii) and (b)(iii) above. To be timely, such notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a shareholder in accordance with the notice procedures set forth in this Section 1.11(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d) Other Requirements and Rights.

In addition to the foregoing provisions of this Section 1.11, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11, including, with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 1.11 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Section 1.12    Organization. Meetings of shareholders shall be presided over by the Chief Executive Officer or by another chairman designated by the Board of Directors. The Secretary, or in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1    Duties of Board of Directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not required by the Act, the Articles of Incorporation, or these Bylaws to be exercised or done by the shareholders.

Section 2.2    Number, Election and Qualification. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board of Directors. The Board of Directors shall be elected by the shareholders at their annual meeting, and each director shall be elected to serve until the next annual meeting of shareholders, and until the director’s successor shall be elected and qualified or until earlier death, resignation or removal. Directors need not be residents of the State of Oregon or shareholders of the corporation.

Section 2.3    Regular Meetings. A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 2.4    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 2.5    Notice. Notice of the date, time and place of any special meetings of the Board of Directors shall be given to each director in any manner reasonably likely to be received at least 24 hours prior to the meeting by any means provided by law. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.6    Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.7    Quorum, Majority Vote. Subject to Section 2.9 of these Bylaws, a number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 2.8    Meeting by Telephone Conference: Action Without Meeting.

(a) Members of the Board of Directors may hold a board meeting by telephone conference or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(b) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing, or by electronic transmission, setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such writing or writings, or electronic transmission or transmissions, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

Section 2.9    Vacancies and Newly Created Directorships. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, or unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the shareholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.10    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken unless (a) the director’s dissent to, or abstention from, the action is entered in the minutes of the meeting, (b) a written dissent or abstention to the action is filed with the presiding officer of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting, or promptly upon arrival, to the holding of the meeting or transacting business at the meeting. The right to dissent or abstention shall not apply to a director who voted in favor of the action.

Section 2.11    Transactions with Directors.

(a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if (1) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction; (2) the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they authorize, approve or ratify the transaction; or (3) the transaction is fair to the corporation.

(b) For purposes of Section 2.11(a)(1) above, a conflict of interest transaction may be authorized, approved or ratified if it receives the affirmative vote of a majority of directors or committee members thereof, who have no direct or indirect interest in the transaction. If such a majority of such members vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.

(c) For purposes of Section 2.11(a)(2) above, a conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director, or an entity controlled by a director, who has a direct or indirect interest in the transaction may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

(d) A director has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

Section 2.12    Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the corporation entitled to vote for the election of directors.

Section 2.13    Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman or the corporation. Such resignation shall be effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Articles of Incorporation, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE III

COMMITTEES OF THE BOARD

Section 3.1    Appointment. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. A majority of all directors in office must approve the creation of a committee and the appointment of its members. No member of any committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

Section 3.2    Limitation on Powers of a Committee. A committee shall not have the authority of the Board of Directors in reference to: (a) authorizing distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (b) approving or proposing to shareholders actions that the law requires to be approved by shareholders; (c) filling vacancies on the Board of Directors or on any of its committees; or (d) adopting, amending or repealing the Bylaws.

Section 3.3    Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

Section 3.4    Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV

OFFICERS

Section 4.1    Number. The Board of Directors at its first meeting following its election each year shall appoint a President and a Secretary. At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board. Other officers and assistant officers as may be deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. Any two or more offices may be held by the same person and directors may hold any office unless the Articles of Incorporation or these Bylaws otherwise provide.

Section 4.2    Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors. The term of office of each officer commences upon appointment. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

Section 4.3    Qualification. No officer need be a director, shareholder or Oregon resident.

Section 4.4    Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed from the officer position at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

Section 4.5    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.6    Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee shall so preside. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, the Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the corporation which may be authorized by the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chairman of the Board shall be responsible, in consultation with the Chief Executive Officer, for setting an agenda for each meeting of the Board of Directors.

Section 4.7    President. The President shall be the Chief Executive Officer of the corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairman of the Board, and/or to any other officer, the President shall have the responsibility for the general management and the control of the business and affairs of the corporation and the general supervision and direction of all of the officers, employees and agents of the corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are prescribed from time to time by the Board of Directors.

Section 4.8    Secretary. The Secretary shall attend all meetings of the Board of Directors and any committee thereof and all meetings of shareholders and shall record and keep the minutes of all meetings of directors and shareholders in one or more books to be kept for that purpose. The Secretary shall perform such other duties and have such other authorities as are prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.9    Vice Presidents: Each Vice president shall perform duties and responsibilities prescribed by the Board of Directors or the President. The Board of Directors or the president may confer a special title upon a Vice President.

ARTICLE V

INDEMNIFICATION

Section 5.1    Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Act permitted the corporation to provide prior to such amendment).

Section 5.2    Employees and Other Agents. The corporation shall have power to indemnify its non-officer employees and other agents as set forth in the Act.

Section 5.3    No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

Section 5.4    Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

(a) furnishes the corporation a written affirmation of such person’s good faith belief that such person is entitled to be indemnified by the corporation; and

(b) furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person’s ability to repay such expenses and without regard to the person’s ultimate entitlement to indemnification under this Article V or otherwise.

Section 5.5    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Article V shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this Article V and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article V to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to a commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.6    Non-Exclusivity of Rights. The right conferred on any person by this Article V shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

Section 5.7    Survival of Rights. The right conferred on any person by this Article V shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.8    Insurance. To the fullest extent permitted by the Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article V.

Section 5.9    Amendments. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article V (whether by reason of the fact that such person is or was acting as a director, officer or agent of the Corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article V (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

Section 5.10    Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

Section 5.11    Certain Definitions. For the purposes of this Article V, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this Article V, but shall not include judgments or fines against the indemnified party.

(c) The term “corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” in the Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article V.

ARTICLE VI

ISSUANCE OF SHARES

Section 6.1    Certificate for Shares.

(a) No shares of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. Such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. If certificates are issued, the certificates shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by any two of the following Officers: the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or an employee of the corporation. All certificates shall be consecutively numbered or otherwise identified.

(b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c) The name and mailing address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificates shall be issued until a former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

Section 6.2    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.3    Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signature of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

Section 6.4    Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 6.5    Fractional Shares. The corporation shall not issue certificates for fractional shares.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

Section 7.1    Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.2    Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name less authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.3    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1    Seal. If the Board of Directors adopts a corporate seal, the seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

Section 8.2    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect of invalidate any other provision of these Bylaws.

ARTICLE IX

AMENDMENTS

Subject to the provisions of the Articles of Incorporation, and in furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal these Bylaws at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the shareholders of the corporation to adopt, amend or repeal any Bylaws. The foregoing notwithstanding, the shareholders shall have no power to adopt, amend or repeal these Bylaws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes of this Article IX as a single class.

Adopted:

DIGIMARC CORPORATION

C/O COMPUTERSHARE INVESTOR SERVICES 250 ROYAL STREET MS 3B

CANTON, MA 02021

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19769-P88629

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DIGIMARC CORPORATION

The Board of Directors recommends that you vote FOR the following:

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:

01) Bruce Davis

02) William J. Miller

03) James T. Richardson

04) Peter W. Smith

05) Bernard Whitney

The Board of Directors recommends you vote FOR the following proposals:

2. PROPOSAL TO APPROVE A CHANGE IN DIGIMARC CORPORATION’S STATE OF INCORPORATION FROM DELAWARE TO OREGON BY MEANS OF A MERGER OF THE COMPANY INTO A NEWLY FORMED, WHOLLY OWNED OREGON SUBSIDIARY AND THE TERMS OF THE AGREEMENT RELATED THERETO.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGIMARC CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2010.

For Against Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of the 2010 Annual Meeting of Stockholders, 2009 Annual Report to Stockholders, 2010 Proxy Statement

and Proxy Card are available at www.proxyvote.com.

M19770-P88629

DIGIMARC CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Bruce Davis and Michael McConnell, and each of them, his true and lawful attorneys-in-fact and agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Digimarc Corporation to be held at Digimarc Corporation’s headquarters located at 9405 S.W. Gemini Drive, Beaverton, OR 97008 on Friday, April 30, 2010 at 11:00 a.m. local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the nominees to the board of directors named in Proposal No. 1, to approve a change in Digimarc Corporation’s state of incorporation from Delaware to Oregon by means of a merger of the company into a newly formed, wholly owned Oregon subsidiary and the terms of the agreement related thereto in Proposal 2 and for the ratification of Grant Thornton as the independent registered public accounting firm of Digimarc Corporation in Proposal No. 3 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the Annual Meeting.

Continued and to be signed on reverse side